CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.625% Senior Notes due 2020	$1,250,000,000	100%	$1,250,000,000	$143,250

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-183959

PROSPECTUS SUPPLEMENT
(To prospectus dated September 18, 2012)

Rockwood Specialties Group, Inc.

$1,250,000,000

4.625% Senior Notes due 2020

Rockwood Specialties Group, Inc. (the "Issuer") is offering $1,250,000,000 aggregate principal amount of its 4.625% Senior Notes due 2020. The notes will bear interest at a rate of 4.625% per annum. Interest on the notes will be payable semi-annually, in cash in arrears, on April 15 and October 15 of each year, commencing April 15, 2013. The notes will mature on October 15, 2020.

The notes will be guaranteed on a senior basis by Rockwood Holdings, Inc., the Issuer's indirect parent company, and each of the Issuer's current and future domestic subsidiaries that guarantee the Issuer's obligations under its senior secured credit facilities.

The notes and the guarantees will be the Issuer's and the guarantors' general unsecured senior obligations. The notes and the guarantees will be effectively subordinated to the Issuer's and the guarantors' secured debt to the extent of the value of the assets securing such debt. The notes and the guarantees will rank equally in right of payment with all the Issuer's and the guarantors' existing and future unsecured senior debt and senior in right of payment to any of the Issuer's and the guarantors' future debt that is expressly subordinated in right of payment to the notes and guarantees. The notes and the guarantees will be structurally subordinated to all of the existing and future liabilities, including trade payables, of Rockwood Holdings, Inc.'s subsidiaries that do not guarantee the notes. See "Description of Notes—Ranking."

We may redeem some or all of the notes at any time on or after October 15, 2015 at the redemption prices set forth under "Description of Notes—Optional Redemption" and prior to such date at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a "make-whole" premium. We may also redeem up to 35% of the notes prior to October 15, 2015 with cash proceeds of certain equity offerings.

Currently, there is no existing public market for the notes. We do not intend to list the notes on any securities exchange or quotation system.

Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-14 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (which document is incorporated by reference herein).

	Per Note	Total
Public offering price	100.00%	$1,250,000,000
Underwriting discount	1.50%	$ 18,750,000
Proceeds, before expenses, to us	98.50%	$1,231,250,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, on or about September 25, 2012.

Joint Book-Running Managers

Deutsche Bank Securities
Citigroup
Morgan Stanley
UBS Investment Bank

Co-Managers
KKR	Lazard Capital Markets

The date of this prospectus supplement is September 20, 2012.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes. The second part is the accompanying prospectus, which provides more general information. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, on September 18, 2012. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement contains information about the notes offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in our notes, you should read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading "Incorporation of Certain Information by Reference" in this prospectus supplement, which are incorporated by reference herein.

        Terms used but not defined in this prospectus supplement shall have the meanings ascribed to them in the accompanying prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are only offering to sell, and only seeking offers to buy, our notes in jurisdictions where offers and sales are permitted.

        Unless we indicate otherwise or the context otherwise requires, any references to:

  •
  "we", "our", "us", the "Company" or "Rockwood" refer to Rockwood Holdings, Inc. and its consolidated subsidiaries;

  •
  the "Parent Guarantor" refer to Rockwood Holdings, Inc. and not to any of its subsidiaries; and

  •
  the "Issuer" refer to Rockwood Specialties Group, Inc., the issuer of the notes offered hereby and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        The Parent Guarantor is currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

S-ii

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below:

  •
  the Parent Guarantor's Annual Report on Form 10-K for the year ended December 31, 2011 (including the portions of our Proxy Statement on Schedule 14A for our 2012 annual meeting of stockholders filed with the SEC on April 4, 2012 that are incorporated by reference therein), except with respect to Items 1, 6, 7 and 8 which have been superseded by the Parent Guarantor's Current Report on Form 8-K filed on September 18, 2012 that relate solely to (i) the presentation of segment specific disclosures on a basis consistent with our realigned segment reporting structure, (ii) the addition of certain guarantor information and (iii) the addition of consolidated statements of comprehensive income, and have no effect on our previously reported results of operations, financial condition, or cash flows;

  •
  the Parent Guarantor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, except to the extent superseded by the Parent Guarantor's Current Report on Form 8-K filed on September 18, 2012 with respect to the addition of certain guarantor information; and

  •
  the Parent Guarantor's Current Reports on Form 8-K filed on February 24, 2012, May 18, 2012, June 5, 2012 (two Form 8-K filings), June 11, 2012, August 27, 2012 and September 18, 2012.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K (including any Form 8-K itemized above) or in any future filings, including the related exhibits, or in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC, unless otherwise stated.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide to each person to whom a prospectus is delivered, including any beneficial owner, upon request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement. You may request a copy of these filings at no cost, by writing or calling us at:

Rockwood Holdings, Inc.
100 Overlook Center
Princeton, New Jersey 08540
Attention: Senior Vice President, Law & Administration

S-iii

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward looking statements. Forward looking statements within the context of the Private Securities Litigation Reform Act of 1995 are not statements of historical fact and may involve a number of risks and uncertainties. Forward looking statements give our current expectations or forecasts of future events and estimates of amounts not yet determinable. We have used the words "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", "predict", "could", "may" and other words and terms of similar meaning, including references to assumptions, in this report to identify forward looking statements. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those expressed in or implied by these forward looking statements. In particular, these factors include, among other things:

  •
  our ability to consummate the acquisition of Talison Lithium Limited, a company incorporated in Australia, on the proposed terms and contemplated schedule, and integrate Talison's business with our lithium business;

  •
  our business strategy;

  •
  changes in the general economic conditions in North America and Europe and in other locations in which we currently do business;

  •
  competitive pricing or product development activities affecting demand for our products;

  •
  technological changes affecting production of our materials;

  •
  fluctuations in interest rates, exchange rates and currency values;

  •
  availability and pricing of raw materials;

  •
  governmental and environmental laws and regulations and changes in those laws and regulations;

  •
  fluctuations in energy prices;

  •
  changes in the end-use markets in which our products are sold;

  •
  hazards associated with chemicals manufacturing;

  •
  our ability to access capital markets;

  •
  our high level of indebtedness;

  •
  risks associated with negotiating, consummating and integrating acquisitions;

  •
  risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region;

  •
  risks associated with international sales and operations; and

  •
  risks associated with information security.

        You should keep in mind that any forward looking statements made by us in this prospectus supplement or elsewhere speak only as of the date on which we make them. New risks and uncertainties come up from time to time, and it is impossible for us to predict these

S-iv

events or how they may affect us. We disclaim any obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

INDUSTRY AND MARKET DATA

        Although data regarding the specialty chemicals industry, our end-use markets, our market position and market share within our industry and our end-use markets are inherently imprecise, we believe such data are generally reliable. Industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third party sources. Similarly, while we believe internal company surveys and management estimates to be reliable, we have not verified them, nor have they been verified by any independent source. While we are not aware of any misstatements regarding any industry data presented or incorporated by reference herein, estimates, in particular as they relate to general expectations concerning the specialty chemicals industry, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the captions "Risk Factors" in this prospectus supplement and in the Parent Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "2011 Annual Report") which document is incorporated by reference herein, and "Forward-Looking Statements" in this prospectus supplement.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and accompanying prospectus, including the "Risk Factors" sections of this prospectus supplement and the 2011 Annual Report and the other documents incorporated by reference, which are described under "Incorporation of Certain Information by Reference" in this prospectus supplement.

Our Company

        Rockwood is a global developer, manufacturer and marketer of high value added specialty chemicals and advanced materials used for industrial and commercial purposes. Rockwood is focused on lithium and lithium compounds, surface treatment chemicals, advanced ceramics, titanium dioxide pigments, iron-oxide pigments, timber treatment chemicals and clay-based additives.

        Our products consist primarily of inorganic chemicals and solutions and engineered materials. They are often customized to meet the complex needs of our customers and to enhance the value of their end products by improving performance, providing essential product attributes, lowering costs and/or making them more environmentally friendly. We generally compete in niche markets in a wide range of end-use markets, including metal treatment and general industry, chemicals and plastics, automotive, life sciences (including pharmaceutical and medical markets), construction, specialty coatings, electronics and telecommunications. No single end-use market accounted for more than 17% of our 2011 net sales.

        We have a number of growth product lines, such as lithium compounds for advanced batteries in our Lithium business, aerospace applications in our Surface Treatment business and ceramic medical device components in our Advanced Ceramics business, which are complemented by a diverse portfolio of businesses that historically have generated stable revenues. Our high margins, diverse customer and end-use market base, capital discipline and ongoing productivity improvements provide us with a platform to capitalize on market growth opportunities.

        We operate globally, manufacturing our products in 81 facilities in 23 countries and selling our products and providing our services to more than 60,000 customers, including some of the world's preeminent companies. We believe our products are generally critical to our customers' products' performance, but account for a small percentage of the total cost of their products. No single customer accounted for more than 2% of our 2011 net sales.

Our Competitive Strengths

        Leading market positions.    We believe we hold leading market positions within many of our businesses. For example, we believe that based on our 2011 net sales, we have leading market positions for the following products in our segments:

Operating Segment	Products	Market Positions
Lithium	• Lithium compounds and chemicals	#1 globally
Surface Treatment	• Metal processing chemicals and services	#2 globally
Performance Additives	• Synthetic iron oxide pigments	#2 global supplier
Titanium Dioxide Pigments	• Specialty titanium dioxide pigments, zinc sulfide and barium sulfate additives	A leading global producer
Advanced Ceramics	• Ceramic-on-ceramic ball head and liner components used in hip joint prostheses systems	#1 globally

        Leading technologies.    We believe we are recognized as an innovative industry leader in many of our businesses due to our technological know-how and strong customer focus. We identify, commercialize and market new products, which we develop internally or with third parties, through acquisitions or license agreements, to enhance our customers' products or processes. For example, in our Surface Treatment segment we developed Oxsilan™, a chrome-free based metal pre-treatment technology that helps our customers reduce manufacturing costs, increase productivity and reduce their environmental impact.

        High-margin products and strong cash flow.    Our businesses historically have generated significant cash flow as a result of the sale of high margin products, continuous productivity improvements, cost control, capital discipline and working capital management.

        Limited exposure to raw materials and energy prices.    We have a broad raw material base consisting primarily of inorganic (non-petrochemical) materials, most of which are readily available and whose prices follow their own individual supply and demand relationships and have historically shown little correlation to each other. No single raw material amounted to more than 3% of our costs of products sold in 2011.

Our Business Strategy

        Building on these strengths, we plan to continue our existing strategy to grow revenue, cash flow and earnings per share, increase profitability and reduce leverage as follows:

        Capitalize on expected market growth opportunities.    We expect our businesses to benefit from a number of growth opportunities, including:

  •
  Lithium—increased demand for longer-life lithium based batteries in electric and hybrid electric automobiles and electronics, lithium compounds in pharmaceuticals and aluminum alloys for aerospace applications;

  •
  Surface Treatment—growth in emerging markets, such as Brazil and India, and increased demand for our surface treatment products that enhance the manufacturing process of customers by reducing energy usage and waste, and growth in the aerospace industry; and

  •
  Advanced Ceramics—growth in emerging markets and growth related to ceramic medical components, such as those used in ceramic hip-joint systems, a trend toward replacing plastics and metals with high-performance ceramics, and new applications in energy and water purification.

        Focus on our core businesses and effect selective divestitures.    We intend to continue to focus on our core businesses that have market and technology leadership, growth opportunities and higher margins. We expect, from time to time, to divest those businesses or segments that do not fit our long-term strategies. For example, on January 7, 2011, we completed the sale of our plastic compounding business, which comprised substantially all of our former Specialty Compounds segment. In addition, as previously announced, we are considering strategic alternatives related to our Titanium Dioxide Pigments segment.

        Optimize financial leverage.    We have demonstrated a long-term ability to reduce our leverage and improve our net debt-to-Adjusted EBITDA ratio. Since 2003, we have reduced our net debt-to-Adjusted EBITDA ratio from 6.8x to 1.6x for the twelve months ended June 30, 2012. We believe that our strong cash flow generation from organic growth opportunities within our existing and emerging markets, continued cost control programs and productivity improvements and focus on working capital will enable us to reduce our net debt-to-Adjusted EBITDA ratio, after giving effect to the issuance of the notes offered hereby, to between 1.5x and 2.0x, as well as our debt and interest expense.

        Achieve profitable growth through selective acquisitions and strategic alliances.    We intend to continue to selectively pursue accretive acquisitions and strategic alliances in order to strengthen and expand our existing business lines and enter into complementary business lines. As further described below under "—Recent Developments", on August 23, 2012, we entered into an agreement to acquire all of the ordinary shares of Talison Lithium Limited, a leading global producer of lithium concentrate. We expect the Talison business when combined with our Lithium segment to strengthen our position as a leading global supplier of lithium compounds, secure an alternative source of raw materials, and provide access to the growing markets for lithium materials in the Asia-Pacific region.

Our Business Segments

        We currently operate our business through the following five business segments: (1) Lithium; (2) Surface Treatment; (3) Performance Additives; (4) Titanium Dioxide Pigments and (5) Advanced Ceramics.

        The following table sets forth net sales of each segment and the percentage of our total net sales for the year ended December 31, 2011, as well as our principal products and our principal end-use markets. For financial information about each segment, see Note 3, "Segment Information", in the consolidated financial statements in the Parent Guarantor's current report on Form 8-K filed on September 18, 2012, which is incorporated by reference herein.

	2011 Net Sales
Segment	$ in Millions	% of Total	Principal Products	Principal End-Use Markets
Lithium	$456.5	13%	• Lithium compounds and chemicals • Cesium, zirconium and other special metal products	• Batteries for hybrid and electric vehicles and electronic devices • Life sciences (pharmaceutical synthesis and polymers) • Alloys for aerospace industry • Polymerization initiators for elastomers
Surface Treatment	$743.2	20%	• Metal surface treatment chemicals including corrosion protection/prevention oils • Maintenance chemicals	• Automotive pre-coating metal treatment and car body pre-treatment • Steel and metal working • Aircraft industry
Performance Additives	$784.4	21%	• Iron-oxide pigments • Wood protection products • Inorganic chemicals • Synthetic and organic thickeners • Flocculants	• Residential and commercial construction and plastics • Coatings • Personal care, paper manufacturing and foundries • Oilfield • Water treatment
Titanium Dioxide Pigments	$930.4	25%	• Titanium dioxide pigments • Barium compounds • Zinc compounds	• Synthetic fibers for clothing • Plastics • Paper • Paints and coatings • Pharmaceutical contrast media
Advanced Ceramics	$585.1	16%	• Ceramic ball head and liner components used in hip joint prostheses systems • Ceramic tapes • Cutting tools • Wear and corrosion • Armor components	• Medical (hip replacement surgery) • Industrial • Electronics • Automotive
Corporate and other (a)	$169.7	5%	• Natural and synthetic metal sulfides • Wafer recycling and repair • Rubber/thermoplastic components	• Disc brakes • Semiconductors manufacturing • Automotive

	$3,669.3	100%

(a)
Represents our metal sulfides business, European wafer reclaim business and our rubber/thermoplastic compounding business.

Recent Developments

        On August 23, 2012, we entered into a scheme implementation agreement with Talison Lithium Limited, a company incorporated in Australia ("Talison"), pursuant to which a designated subsidiary of ours will acquire all of the outstanding ordinary shares in the capital of Talison in an all-cash transaction for C$6.50 per share for an equity purchase price of approximately C$724 million, on a fully diluted basis (US$732 million, based on an exchange rate of C$1 = US$1.011635 as of August 23, 2012). Talison is a leading producer of lithium concentrate from its lithium mineral project in Western Australia and has its ordinary shares listed on the Toronto Stock Exchange.

        Pursuant to the terms of the scheme implementation agreement, the transaction will be consummated in accordance with a scheme of arrangement under Australian law. The transaction is subject to certain closing conditions, including approval of Talison's shareholders, approval from the Australian court in accordance with the Australian Corporations Act and regulatory approvals. The board of directors of Talison has unanimously recommended the transaction to Talison shareholders. The scheme implementation agreement contains "no shop" and "no talk" provisions (subject to directors' fiduciary duty exemptions), and provides that Talison must notify us in the event it receives a competing offer and must permit us to propose a matching offer. If the scheme implementation agreement is terminated in certain circumstances, Talison or we would be required to pay the other a fee of C$7 million. Subject to the satisfaction or waiver of the closing conditions, the acquisition is expected to be completed in the fourth quarter of 2012.

        We believe that the acquisition of Talison will:

  •
  further strengthen our position as the leading global producer of lithium and lithium compounds;

  •
  secure access to an alternative source of raw material to meet expected global demand for lithium and lithium compounds; and

  •
  enable us to better serve both our existing customers as well as Talison's customers in the Asia-Pacific region.

        Our principal executive offices are located at 100 Overlook Center, Princeton, New Jersey 08540. Our telephone number is (609) 514-0300. Our website address is www.rocksp.com. Information contained on our website is not a part of this prospectus supplement.

The Offering

        The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see "Description of Notes" in this prospectus supplement.

Issuer	Rockwood Specialties Group, Inc., a Delaware corporation.
Notes Offered	$1,250.0 million in aggregate principal amount of 4.625% Senior Notes due 2020.
Maturity Date	October 15, 2020.
Interest Rate	The notes will bear interest at a rate of 4.625% per annum. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.
Interest Payment Dates	April 15 and October 15 of each year, commencing on April 15, 2013.
Guarantees

The obligations under the notes will be fully and unconditionally guaranteed, jointly and severally, by the Parent Guarantor and each of the Issuer's existing and future domestic subsidiaries that is a guarantor or other obligor under the Issuer's credit facility.

Not all of our subsidiaries will guarantee the notes. Our non-guarantor subsidiaries generated approximately 84.3% of our consolidated revenues in the twelve-month period ended June 30, 2012 and held approximately 86.7% of our consolidated assets as of June 30, 2012. The Parent Guarantor and our other direct and indirect parent companies have no independent operations and their only material asset is their investment in their subsidiaries and intercompany balances.

The guarantees of the guarantors (other than the Parent Guarantor) will be automatically released if the notes are rated investment grade by both Moody's and S&P and in certain other circumstances. See "Description of Notes—Termination of Covenants" and "Description of Notes—Guarantees."

Ranking

The notes will be the Issuer's unsecured senior obligations and will rank pari passu to the Issuer's existing and future senior indebtedness, and senior to all existing and future senior subordinated indebtedness.

The guarantees will be the unsecured senior obligations of the guarantors, and will rank pari passu to the guarantors' existing and future senior indebtedness, and senior to all existing and future senior subordinated indebtedness.

The notes and the guarantees will be junior to the existing and future secured indebtedness of the Issuer and the guarantors to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Optional Redemption

At any time on or after October 15, 2015, we may redeem some or all of the notes at the redemption prices set forth under "Description of Notes—Optional Redemption," plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

In addition, at any time prior to October 15, 2015, we may, on one or more occasions, redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus a "make-whole" premium, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

At any time prior to October 15, 2015, we may also redeem up to 35% of the aggregate principal amount of the notes, using the proceeds of certain qualified equity offerings, at a redemption price equal to 104.625% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

See "Description of Notes—Optional Redemption."
Change of Control Offer

If we experience certain change of control events, we must offer to repurchase the notes at a repurchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the applicable repurchase date. See "Description of Notes—Repurchase at the Option of Holders—Change of Control Event."

Asset Sale Offer

If we sell assets, under certain circumstances, we must offer to repurchase the notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the applicable repurchase date. See "Description of Notes—Repurchase at the Option of Holders—Asset Sales."

Restrictive Covenants

The indenture governing the notes will contain covenants that, among other things, will impose significant restrictions on our business. The restrictions that these covenants place on us and our restricted subsidiaries include limitations on our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness or issue disqualified stock or preferred stock;
• create liens;
• pay dividends (subject to certain exceptions), make investments or make other restricted payments;
• sell assets;
• merge, consolidate, sell or otherwise dispose of all or substantially all of our assets;
• enter into transactions with our affiliates; and
• designate subsidiaries as unrestricted.
These covenants are subject to important exceptions and limitations, which are described under "Description of Notes."

Certain of these covenants will permanently cease to be in effect if the notes are rated investment grade by both Moody's and S&P and will not be reinstated if a rating assigned to the notes is subsequently downgraded. See "Description of Notes—Termination of Covenants."

Absence of a Public Market for the Notes

The notes will be new securities for which there is currently no market. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to do so, and they may cease their market-making at any time and without notice.

Events of Default

Except as described under "Description of Notes—Events of Default," if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Issuer.

Listing	We do not intend to apply for listing of the notes on any securities exchange.

United States Federal Income and Estate Tax Consequences

For certain United States federal income and estate tax consequences of the holding and disposition of the notes, see "Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders."

DTC Eligibility

The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. Global notes will be deposited with a custodian for and registered in the name of a nominee of DTC, in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described under "Book-Entry, Delivery and Form."

Form and Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $1,230.6 million, after deducting the underwriters' discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to prepay $250.0 million of our term loan B, and to fund general corporate purposes, which may include, among other things, strategic investments and acquisitions, capital expenditures and additional repayment of other debt.

Conflicts of Interest

Because affiliates of KKR Capital Markets LLC own at least 10% of the Parent Guarantor's issued and outstanding common stock, a "conflict of interest" under FINRA Rule 5121 is deemed to exist. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Since KKR Capital Markets LLC is not primarily responsible for managing this offering, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. KKR Capital Markets LLC will not confirm sales to discretionary accounts without the prior written approval of the customer.

Risk Factors	See "Risk Factors" in this prospectus supplement and in our 2011 Annual Report, which is incorporated by reference, for important information regarding us and an investment in the notes.

Summary Historical Financial and Other Data

        The following table presents our summary historical financial and other data as of and for the periods presented and has been derived from our financial statements and the accompanying notes to those statements. The financial statements included in our previously filed Exchange Act reports have been revised in the Parent Guarantor's Current Report on Form 8-K filed on September 18, 2012 to conform certain of our historical business segment information to reflect our realigned segment reporting structure, which we changed effective for the quarter ended March 31, 2012, to add certain financial information with respect to the guarantors and to add consolidated statements of comprehensive income. The revisions have no effect on our previously reported results of operations, financial condition, or cash flows. Certain financial information is presented on a rounded basis, which may cause minor differences.

        The summary historical financial data presented for the years ended December 31, 2011, 2010 and 2009 and as of December 31, 2011 and 2010 has been derived from our audited financial statements incorporated by reference herein. The summary historical financial data presented as of December 31, 2009 has been derived from our audited balance sheet not incorporated by reference herein.

        The summary historical financial data presented for the six months ended June 30, 2012 and June 30, 2011 and as of June 30, 2012 has been derived from our unaudited financial statements incorporated by reference herein and has been prepared on the same basis as our audited financial statements and, in management's opinion, includes all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of our financial position and results of operations for such periods.

        The summary historical financial and other data presented for the twelve months ended June 30, 2012 has been derived from our audited and unaudited consolidated financial statements incorporated by reference herein for each line item presented by subtracting the line item for the six months ended June 30, 2011 from the line item for the year ended December 31, 2011, and adding the amount of the line item for the six months ended June 30, 2012. The results of the six months and twelve months ended June 30, 2012 are not necessarily indicative of the results to be expected for the year ended December 31, 2012 or any future period.

        Our historical results are not necessarily indicative of future operating results. The information set forth below should be read together with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes to those statements incorporated by reference in this prospectus supplement.

							(Unaudited)
	Year Ended December 31,						Six Months Ended				Twelve Months Ended
($) in millions	2009		2010		2011		June 30, 2011		June 30, 2012		June 30, 2012
Statement of operations data:
Net sales:
Lithium	357.3		397.1		456.5		237.6		239.3		458.2
Surface Treatment	564.0		662.0		743.2		376.7		372.4		738.9
Performance Additives	671.5		726.7		784.4		414.0		402.0		772.4
Titanium Dioxide Pigments	666.3		759.2		930.4		482.8		436.8		884.4
Advanced Ceramics	412.2		515.6		585.1		309.1		287.4		563.4
Corporate and other	97.8		131.0		169.7		93.8		77.2		153.1

Total net sales	2,769.1		3,191.6		3,669.3		1,914.0		1,815.1		3,570.4

Gross profit	$818.1		$1,041.8		$1,289.3		$666.7		$663.1		$1,285.7
Operating income	$198.3		$357.7		$567.3		$299.6		$300.7		$568.3
Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$4.3		$220.0		$291.1		$152.2		$300.7		$439.6
Income (loss) from discontinued operations	16.8		19.4		120.2		120.3		—		(0.1)

Net income	$21.1		$239.4		$411.3		$272.5		$300.7		$439.5

Statement of cash flows data:
Net cash provided by (used in):
Operating activities	$369.6		$482.4		$449.0		$163.0		$146.6		$432.6
Investing activities	(204.3)		(181.3)		21.2		189.7		(143.1)		(311.6)
Financing activities	(320.9)		(259.5)		(482.6)		(446.6)		2.4		(33.6)
Balance sheet data (at period end):
Cash and cash equivalents	$286.2		$324.1		$321.5		$235.2		$343.4		343.4
Property, plant and equipment, net	1,635.6		1,566.9		1,618.5		1,658.1		1,617.4		1,617.4
Total assets	4,787.8		4,724.3		4,587.6		4,797.5		4,870.2		4,870.2
Total long-term debt, including current portion	2,528.3		2,161.0		1,687.7		1,790.5		1,766.8		1,766.8
Total equity	1,140.8		1,341.3		1,658.4		1,747.4		1,883.3		1,883.3
Other data:
Capital expenditures (1)	$151.5		$180.3		$279.7		$110.6		$144.0		$313.1
Adjusted EBITDA from continuing operations (3)	509.9		634.4		862.8		440.2		456.0		878.6
Ratio of earnings to fixed charges	1.1	x	2.3	x	5.2	x	5.5	x	6.8	x
As adjusted data:
Cash and cash equivalents											$1,324.0
Total indebtedness											2,766.8
Total secured indebtedness											1,513.0
Total net secured indebtedness (2)											189.0
Ratio of total net secured indebtedness to Adjusted EBITDA (2)(3)											0.2	x
Net indebtedness (4)											1,442.8
Ratio of net indebtedness to Adjusted EBITDA (3)(4)											1.6	x

(1)
Net of government grants of $16.0 million and $3.2 million for the years ended December 31, 2011 and 2010, respectively and $7.6 million and $6.3 million for the six months ended June 30, 2012 and 2011, respectively.

(2)
Total net secured indebtedness represents total secured indebtedness less cash and cash equivalents.

(3)
Consolidated EBTIDA as adjusted ("Adjusted EBITDA") represents income (loss) before the deduction of income taxes of the Issuer and its subsidiaries, excluding extraordinary items) plus interest expense, depreciation expense, amortization expense, including amortization of deferred financing fees, extraordinary losses and non-recurring charges, non-cash charges, losses on asset sales, restructuring charges or reserves (including severance, relocation costs and one-time compensation charges and costs relating to the closure of facilities) and certain other items. The amounts presented in this prospectus supplement for Adjusted EBITDA are calculated under the definition of Consolidated EBITDA in accordance with the definition of Consolidated EBITDA used in our credit facilities which is substantially consistent with the definition of Consolidated EBITDA which will be used to calculate the applicable ratios under the indenture governing the notes offered hereby. Adjusted EBITDA is used in our debt agreements to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain payments. In addition to covenant compliance, our management also uses Adjusted EBITDA to assess our operating performance and to calculate performance-based cash bonuses and determine whether certain performance-based stock options vest, as both such bonuses and options are tied to Adjusted EBITDA targets. Adjusted EBITDA contains other charges and gains, for which we believe adjustment is permitted under our senior secured credit agreement.

Adjusted EBITDA has limitations as an analytical tool, and should not be viewed in isolation and is not a substitute for U.S. GAAP measures of earnings and cash flows. Material limitations associated with making the adjustments to our earnings and cash flows to calculate Adjusted EBITDA, and using this non-GAAP financial measure as compared to the most directly comparable U.S. GAAP financial measures, include:

•
the cash portion of interest expense, net, income tax provision (benefit), and restructuring as well as non-recurring charges related to securities issuance, acquisition activities, and systems/organization establishment, generally represent charges (gains) which may significantly affect funds available to use in our operating, investing and financing activities;

•
non-operating foreign exchange gains (losses), although not immediately affecting cash used in investing activities, may affect the amount of funds needed to service our debt if those currency impacts remain in place as we meet our future principal repayment obligations; and

•
depreciation, amortization, non-cash (gains) charges and impairment charges, though not directly affecting our current cash position, represent the wear and tear and/or reduction in value of the plant, equipment and intangible assets which permit us to manufacture and/or market our products; these items may be indicative of future needs for capital expenditures, for development or acquisition of intangible assets or relevant trends causing asset value changes.

  An investor or potential investor may find any one or all of these items important in evaluating our performance, results of operations, financial position and liquidity. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA is not an alternative to net income (loss) or income (loss) from continuing operations before taxes or operating income or cash flows from operating activities as calculated and presented in accordance with U.S. GAAP. You should not rely on Adjusted EBITDA as a substitute for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Adjusted EBITDA to U.S. GAAP financial measures and other financial information, in each case included or incorporated by reference in this prospectus supplement. We also strongly urge you not to rely on any single financial measure to evaluate our business. Our measure of Adjusted EBITDA may not be comparable to those of other companies.

  The following table sets forth a reconciliation of net income attributable to Rockwood Holdings, Inc. to Adjusted EBITDA for the periods indicated:

	Year Ended December 31,			Six Months Ended		Twelve Months Ended
($ in millions)	2009	2010	2011	June 30, 2011	June 30, 2012	June 30, 2012
Net income attributable to Rockwood Holdings, Inc.	$21.1	$239.4	$411.3	$272.5	$300.7	$439.5
Net (loss) income attributable to noncontrolling interest	(3.8)	9.1	40.6	20.7	22.7	42.6

Net income	17.3	248.5	451.9	293.2	323.4	482.1
Income tax provision (benefit)	9.7	(24.6)	124.4	66.6	(78.2)	(20.4)
(Income) loss from discontinued operations, net of tax (a)	(16.8)	(19.4)	(120.2)	(120.3)	—	0.1

Income from continuing operations before taxes	10.2	204.5	456.1	239.5	245.2	461.8
Interest expense, net	178.1	151.1	96.1	47.7	35.4	83.8
Depreciation and amortization	274.2	255.9	267.2	133.2	130.9	264.9
Restructuring and other severance costs	20.3	5.0	14.5	5.0	17.9	27.4
Systems/organization establishment expenses	6.3	2.1	6.5	1.0	2.0	7.5
Acquisition and disposal costs	3.0	1.3	0.4	0.2	2.0	2.2
Loss on early extinguishment/modification of debt	26.6	1.6	16.6	16.5	12.4	12.5
Asset write-downs and other	2.6	11.5	1.6	—	—	1.6
Foreign exchange (gain) loss on financing activities, net	(16.0)	1.0	(1.3)	(4.2)	7.7	10.6
Other (b)	4.6	0.4	5.1	1.3	2.5	6.3

Total Adjusted EBITDA from continuing operations	$509.9	$634.4	$862.8	$440.2	$456.0	$878.6

(a)
Primarily relates to the gain on sale of the plastic compounding business in January 2011 for the year ended December 31, 2011 and the six months ended June 30, 2011.

(b)
In 2011, we recorded expenses of $5.1 million primarily related to fees incurred in connection with exploring strategic options. In 2009, the Company recorded expenses of $4.6 million primarily related to an increase in reserves covering legacy obligations assumed in connection with the KKR acquisition in 2000 and the acquisition of the Dynamit Nobel businesses in 2004.
(4)
Net indebtedness represents total indebtedness less cash and cash equivalents. Reflects the receipt of the net proceeds from this offering and does not give effect to any potential use of such proceeds. See "Use of Proceeds."

RISK FACTORS

        An investment in our notes may involve various risks. Prior to making a decision about investing in our notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the risks described below and in our 2011 Annual Report as well as other information and data included in, or incorporated by reference into, this prospectus supplement and accompanying prospectus. If any of the events described in the risk factors below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes or the trading price of the notes. However, the selected risks described below and in the documents incorporated by reference are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. In such a case, the trading price of the notes could decline or we may not be able to make payments of principal and interest on the notes, and you may lose all or part of your original investment.

Risk Related to our Business

Risks Associated with Acquisitions—We may not be able to complete proposed acquisitions, including the Talison acquisition, nor successfully integrate acquisitions we may undertake in the future.

        The process of combining or acquiring businesses with Rockwood involves risks. We may face difficulty integrating the new operations, technologies, products and services of Talison or future acquisitions or combinations, and may incur unanticipated expenses related to such transactions. The difficulties of combining operations may be magnified by integrating personnel with differing business backgrounds and corporate cultures. Failure to successfully manage and integrate acquisitions with our existing operations could lead to the potential loss of customers of the acquired business, the potential loss of employees who may be vital to the new operations, the potential loss of business opportunities or other adverse consequences that could affect our financial condition and results of operations. Even if integration occurs successfully, failure of any acquisition or combination to achieve levels of anticipated sales growth, profitability or productivity comparable with those achieved by our existing operations, or otherwise not perform as expected, may adversely impact our financial condition and results of operations. In addition, certain acquisitions may trigger regulations designed to monitor competition and would therefore require regulatory approval. We cannot predict whether such authorities will approve acquisitions we seek to accomplish in the future. In particular, we cannot assure you that our acquisition of Talison will occur on the terms contained in the scheme implementation agreement or at all.

Risks Related to our Indebtedness

Our available cash and access to additional capital may be limited by our leverage.

        We are highly leveraged and have significant debt service obligations. As of June 30, 2012, we had $1,766.8 million of indebtedness outstanding and total equity of $1,883.3 million and, after giving effect to this offering, we would have had $2,766.8 million of indebtedness outstanding. This level of indebtedness could have important negative consequences, including:

  •
  we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

  •
  we will need to use a substantial portion of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

  •
  some of our debt, including borrowings under the senior secured credit facilities, have variable rates of interest, which will expose us to the risk of increased interest rates;

  •
  our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

  •
  our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

  •
  our substantial amount of debt and the amount we need to pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  our failure to comply with the financial and other restrictive covenants in our debt instruments which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could cause our lenders to terminate commitments under our debt agreements, declare all amounts, including accrued interest, due and payable, and enforce their rights in respect of collateral;

  •
  increasing our vulnerability to general economic and industry conditions because our debt payment obligations may limit our ability to use our cash to respond to or defend against changes in the industry or the economy;

  •
  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities or pay dividends;

  •
  limiting our ability to pursue our growth strategy;

  •
  placing us at a disadvantage compared to our competitors who are less highly leveraged and may be better able to use their cash flow to fund competitive responses to changing industry, market or economic conditions;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  increasing the difficulty of our ability to make payments on our outstanding debt, including the notes.

        Our cash interest expense for the six months ended June 30, 2012 was $32.3 million. Including interest rate swaps, we had $1,479.3 million ($841.5 million of which was subject to a Libor floor of 1.00%) of variable rate debt outstanding as of June 30, 2012.

        On February 22, 2012, we issued a new tranche of term loan A under the Issuer's existing senior secured credit facility in the amount of $350.0 million and used the proceeds and cash on hand to redeem all of our outstanding senior subordinated notes due in 2014, consisting of €250.1 million ($324.2 million) in aggregate principal amount of 7.625% euro-denominated notes and $200.0 million in aggregate principal amount of 7.5% dollar-denominated notes, and paid accrued and unpaid interest and applicable redemption premiums. The new term loan bears interest at Libor plus 2.25% (with a 0.25% reduction for achieving a designated credit rating).

        In June 2012, the Titanium Dioxide Pigments' venture entered into a new facility agreement in the aggregate amount of €430.0 million ($544.6 million). The new facility consisted of a term loan A in an aggregate principal amount of €200.0 million ($253.3 million) bearing interest at Euribor plus up to 3.75% (subject to an adjustment determined by reference to a leverage ratio test); a term loan B in aggregate principal amount of €200.0 million ($253.3 million) bearing interest at Euribor plus up to 4.00% (subject to an adjustment determined by reference to a leverage ratio test); and a revolving credit facility in aggregate principal amount of €30.0 million ($38.0 million). For further information about the long-term debt of the Company, please see "Description of Other Indebtedness" and Item 1, "Long-Term Debt", in the financial statements (unaudited) in the Parent Guarantor's quarterly report on Form 10-Q for the quarterly period ended June 30, 2012, which is incorporated by reference herein.

Risks relating to the Notes

Despite our leverage, we may be able to incur more indebtedness, including additional secured indebtedness. This could further exacerbate the risks facing our Company, including our ability to service our indebtedness.

        We may be able to incur substantial additional indebtedness in the future. Although our senior secured credit facility does contain, and the indenture governing the notes offered hereby will contain, restrictions on the incurrence of additional indebtedness, such restrictions are subject to a number of qualifications and exceptions, and under certain circumstances indebtedness incurred in compliance with such restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our Company. This may have the effect of reducing the amounts of proceeds paid to you.

        As of June 30, 2012, our senior secured credit facility consisted of:

  •
  a term loan A in an aggregate principal amount of $350.0 million maturing in February 2017, with semi-annual principal payments ranging from $13.1 million to $17.5 million and bearing interest at Libor plus 2.25% (with a 0.25% reduction for achieving a designated credit rating);

  •
  a term loan B in an aggregate principal amount of $841.5 million maturing in February 2018 and bearing interest at Libor (subject to a Libor floor of 1.00%) plus 2.75% (with a 0.25% reduction for achieving a designated leverage ratio); and

  •
  a revolving credit facility in an aggregate principal amount of $180.0 million, made available in U.S. dollars, Euros and/or pounds sterling, and maturing on February 10, 2016. The availability under the revolving credit facility is $180.0 million as of June 30, 2012, subject to outstanding letters of credit of $32.5 million that reduced our availability under such revolving credit facility.

        In addition, the senior secured credit facility provides for incremental, uncommitted borrowings of $350.0 million, and additional amounts, subject to a senior secured leverage ratio.

        In addition, as of June 30, 2012, the Titanium Dioxide Pigments' venture facility consisted of:

  •
  a term loan A in an aggregate principal amount of €200.0 million ($253.3 million) maturing in May 2017 and bearing interest at Euribor plus 3.25% (subject to an adjustment determined by reference to a leverage ratio test);

  •
  a term loan B in aggregate principal amount of €200.0 million ($253.3 million) maturing in May 2017 and bearing interest at Euribor plus 3.50% (subject to an adjustment determined by reference to a leverage ratio test); and

  •
  a revolving credit facility in aggregate principal amount of €30.0 million ($38.0 million), made available in Euros, U.S. dollars, pounds sterling and/or other currencies maturing in May 2017. This revolving credit facility provided for additional borrowing of up to €4.5 million ($5.7 million) after an outstanding bank guarantee of €25.5 million ($32.2 million) related to a defined benefit pension obligation.

        All of these borrowings would be secured indebtedness. To the extent new debt is added to our debt levels, the substantial leverage risks described above would increase. See "Description of Other Indebtedness."

Our debt instruments contain a number of restrictive covenants which may limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest.

        The Issuer's senior secured credit facility and the Titanium Dioxide Pigments' venture facility agreement impose, and the indenture governing the notes offered hereby will impose, and the terms of any future indebtedness may impose, operating and other restrictions on us. Such restrictions will affect, and in many respects limit or prohibit, among other things, our ability to take certain actions. See "Description of Other Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in the Parent Guarantor's annual and quarterly reports for further details. In addition, the Issuer's senior secured credit facility requires us and the Titanium Dioxide Pigments' venture facility requires the venture to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control, such as an economic downturn. The restrictions and financial covenants contained in the Issuer's senior secured credit facility, the Titanium Dioxide Pigments' venture facility and the indenture governing the notes offered hereby could adversely affect our ability to finance our operations, acquisitions, investments or strategic plans or other capital needs or to engage in other business activities that would be in our interest. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under the facilities described above. If an event of default occurs under any of these facilities, which includes an event of default under the indenture governing the notes offered hereby, the lenders could elect to:

  •
  declare all borrowings outstanding, together with accrued and unpaid interest, to be immediately due and payable;

  •
  require us to apply all of our available cash to repay the borrowings; or

  •
  prevent us from making any principal, premium or interest payments;

any of which would result in an event of default. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further financing. If we were unable to repay or otherwise refinance these borrowings when due, our lenders could sell the collateral securing the senior secured credit facilities, which constitutes substantially all of our and our subsidiaries' domestic assets.

If the notes are rated investment grade by both Moody's and S&P, certain covenants contained in the indenture will permanently cease to be in effect, and the holders of the notes will lose the protection of these covenants.

        The indenture contains certain covenants that will permanently cease to be in effect if the notes are rated investment grade by both Moody's and S&P and no default or event of default under the indenture has occurred and is continuing. See "Description of Notes—Termination of Covenants." These covenants restrict, among other things, our ability to pay dividends (subject to certain exceptions), incur additional debt, create liens and enter into certain types of transactions.

        Because these restrictions will permanently cease to be in effect if the notes are rated investment grade by both Moody's and S&P, we will be able to make dividends and distributions, incur substantial additional debt, create liens and enter into certain types of transactions. If the notes lose the protection of these covenants, the covenants will never be reinstated thereafter, even if one or both the credit ratings assigned to the notes later fall below investment grade.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. Upon acceleration of our other material indebtedness, holders of the notes could declare all amounts outstanding under the notes immediately due and payable. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured indebtedness, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes. Our ability to generate cash depends on many factors beyond our control. We may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures, research and development efforts, working capital, acquisitions and other general corporate purposes depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. If we do not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to pay our indebtedness, including the notes, or to fund our liquidity needs, we may be forced to:

  •
  refinance all or a portion of our indebtedness, including the notes, on or before the maturity thereof;

  •
  sell assets;

  •
  reduce or delay capital expenditures; or

  •
  seek to raise additional capital.

        In addition, we may not be able to affect any of these actions on commercially reasonable terms or at all. Our ability to refinance this indebtedness will depend on our financial condition at the time, the restrictions in the instruments governing our indebtedness and other factors, including market conditions.

        Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as our ability to satisfy our obligations in respect of the notes.

Substantially all of our business is conducted through our subsidiaries. Our ability to repay our debt, including the notes, depends on the performance of our subsidiaries and their ability to make distributions to us.

        Substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our non-guarantor subsidiaries are obligated to make funds available to us for payment on the notes. See "—Claims of noteholders will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries." In addition, we cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. In addition, any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law, including Germany and Chile, and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. Furthermore, payments to us by our subsidiaries will be contingent upon our subsidiaries' earnings.

Claims of noteholders will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries.

        Not all of our subsidiaries will guarantee the notes. Our non-guarantor subsidiaries include all of our foreign subsidiaries. None of our non-guarantor subsidiaries are obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions of other payments. Consequently, claims of holders of the notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors.

        In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, such subsidiaries will pay the holders of their debt and the trade creditors before they will be able to distribute any of their assets to us.

        Our non-guarantor subsidiaries generated approximately 84.3% of our consolidated revenues in the twelve-month period ended June 30, 2012 and held approximately 86.7% of our consolidated assets as of June 30, 2012. See Note 21 to our audited consolidated financial statements for the year ended December 31, 2011, and Note 17 to our interim unaudited condensed consolidated financial statements for the six months ended June 30, 2012 and June 30, 2011, each included in the Parent Guarantor's Current Report on Form 8-K filed on September 18, 2012, incorporated by reference herein, for additional information about the division of our consolidated net revenues and assets between our subsidiary guarantors and our non-guarantor subsidiaries.

The guarantees of our subsidiary guarantors may be released under certain circumstances.

        A subsidiary guarantor will be automatically released from its guarantees under certain circumstances, including if:

  •
  we sell capital stock in, or all or substantially all of the assets of, a restricted subsidiary such that, subject to certain conditions, it ceases to be a subsidiary;

  •
  we designate such subsidiary guarantor as an unrestricted subsidiary pursuant to the terms of the indenture;

  •
  the subsidiary guarantor is released from its guarantee of our credit facilities; or

  •
  the notes are rated investment grade by both Moody's and S&P (for the avoidance of doubt, the guarantees will never be reinstated thereafter, even if the credit ratings assigned to the notes later fall below investment grade).

        If the guarantees of a subsidiary are released, the noteholders will be structurally subordinated to the claims of creditors of such subsidiary. See "—Claims of noteholders will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries".

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from subsidiary guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if:

  •
  such guarantor incurred the guarantee with the intent of hindering, delaying or defrauding creditors; or

  •
  such guarantor received less than the fair consideration or reasonably equivalent value for issuing its guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

  •
  was a defendant in an action for money damages, or had a judgment for money damages docked against such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of "insolvency" for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. We cannot be certain what standard a court would apply to determine whether a guarantor of the notes was "insolvent" as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that a subsidiary guarantor of the notes was insolvent on that date. Different jurisdictions define "insolvency" differently, however, a guarantor generally would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest if any, to, but not including, the date of repurchase. Our senior secured credit facility provides, and future indebtedness that we incur may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a change of control under the indenture governing the notes). If we experience a change of control that triggers a default under existing indebtedness of the Issuer or its subsidiaries, we could seek a waiver of such default or seek to refinance such indebtedness. In the event we do not obtain such a waiver or refinance the applicable indebtedness, such default could result in amounts outstanding under our indebtedness being declared due and payable. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in other debt instruments will not allow such repurchases. We cannot assure that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. See "Description of Notes—Repurchase at the Option of Holders—Change of Control Event".

Investors may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of "substantially all" of our assets.

        A change of control, as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

Some significant restructuring transactions that may adversely affect you may not constitute a change of control, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a "change of control" (as defined under "Description of Notes—Certain Definitions"), you will have the right, at your option, to require us to repurchase your notes for cash. However, the change of control provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the holders of the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a change of control requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

Any decline in the ratings of our corporate credit could adversely affect the value of the notes.

        Any decline in the ratings of our corporate credit or any indications from the rating agencies that their ratings on our corporate credit are under surveillance or review with possible negative implications could adversely affect the value of the notes. In addition, a ratings downgrade could adversely affect our ability to access capital.

The market price for the notes (if any) may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

There is currently no public market for the notes and an active trading market for the notes may not develop. The failure of a market for the notes to develop could adversely affect the liquidity and value of your notes.

        Prior to this offering, there has been no trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any interdealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the United States federal securities laws. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity for the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

You must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

        Owners of book-entry interests will not be considered owners or holders of notes. Instead, The Depository Trust Company (DTC) or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, those payments will be credited to DTC participants' accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of certificated notes, owners of book-entry interests do not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. Procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on any requested actions on a timely basis.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $1,230.6 million, after deducting the underwriters' discounts and commissions and estimated net offering expenses payable by us.

        We intend to use the net proceeds of this offering to prepay $250.0 million of our term loan B, and to fund general corporate purposes, which may include, among other things, strategic investments and acquisitions, capital expenditures and additional repayment of other debt.

        The term loan B bears interest at Libor plus 2.50% (with a 1.00% floor), matures February 2018 and may be prepaid at our option without penalty.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2012:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the issuance and sale of the notes in this offering and the partial use of the net proceeds therefrom to prepay $250.0 million of our term loan B.

        This table should be read in conjunction with the information set forth under the "Use of Proceeds" section and the "Description of Other Indebtedness" section included in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	(Unaudited)
	As of June 30, 2012
(Dollars in millions)	Actual	As Adjusted
Cash and cash equivalents:	$343.4	$1,324.0	(1)

Long-term borrowings:
Senior secured credit facility:
Revolving credit facility (2)	$—	$—
Term loan A due February 2017	350.0	350.0
Term loan B due February 2018	841.5	591.5
Titanium Dioxide Pigments' venture facility:
Revolving credit facility (3)	—	—
Term loan A due May 2017 (€200.0)	253.3	253.3
Term loan B due May 2017 (€200.0)	253.3	253.3
Capitalized lease obligations	33.5	33.5
Other loans	35.2	35.2
Senior notes due 2020 offered hereby	—	1,250.0

Total long-term borrowings (including current maturities)	1,766.8	2,766.8

Total equity	1,883.3	1,883.3	(4)

Total capitalization	$3,650.1	$4,650.1	(4)

(1)
Reflects the receipt of the net proceeds from this offering and the partial use of the net proceeds therefrom to prepay $250.0 million of our term loan B. Does not give effect to any other potential use of such proceeds. See "Use of Proceeds."

(2)
Our revolving facility is in an aggregate principal amount of $180.0 million, made available in U.S. dollars, Euros and/or pounds sterling, and maturing on February 10, 2016. The availability under the revolving credit facility is $180.0 million as of June 30, 2012, subject to outstanding letters of credit of $32.5 million that reduced our availability under such revolving credit facility.

(3)
Our Titanium Dioxide Pigments' venture is also party to a €30.0 million ($38.0 million) revolving credit facility, made available in Euros, U.S. dollars, pounds sterling and/or other currencies and maturing in May 2017. This revolving credit facility provided for additional borrowings of up to €4.5 million ($5.7 million) as of June 30, 2012 after an outstanding bank guarantee of €25.5 million ($32.3 million) related to a defined benefit pension obligation.

(4)
Does not reflect any write-off of deferring financing fees and debt issuance costs associated with any prepayment of our debt.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

							(Unaudited)
							Six Months Ended
	Years Ended December 31,						June 30,	June 30,
	2007	2008		2009	2010	2011	2011	2012
Ratio of earnings to fixed charges	1.6	—	(a)	1.1	2.3	5.2	5.5	6.8

(a)
Earnings were insufficient to cover fixed charges by $670.0 million for the year ended December 31, 2008. Earnings for the year ended December 31, 2008 included a non-cash pre-tax goodwill impairment charge of $717.5 million.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

        As of June 30, 2012, our senior secured credit facility consisted of:

  •
  a term loan ("term loan A") in an aggregate principal amount of $350.0 million maturing in February 2017;

  •
  a term loan ("term loan B") in an aggregate principal amount of $841.5 million maturing in February 2018; and

  •
  a revolving credit facility in an aggregate principal amount of $180.0 million, made available in U.S. dollars, Euros and/or pounds sterling, and maturing on February 10, 2016.

     Availability

        Under the senior secured credit agreement, the Company may, under certain circumstances and subject to receipt of additional commitments from existing lenders or other eligible institutions, request that the term loans be increased by up to $350.0 million, and additional amounts, subject to a senior secured leverage ratio. The availability under the revolving credit facility is $180.0 million as of June 30, 2012, subject to outstanding letters of credit of $32.5 million that reduced our availability under such revolving credit facility.

        Amounts borrowed under the term loans that are repaid or prepaid may not be reborrowed.

     Interest and Fees

        The term loan A bears interest at Libor plus 2.25% (with a 0.25% reduction for achieving a designated credit ratings). The term loan B and borrowings under the revolving credit facility bear interest at Libor (subject to a Libor floor of 1.00%) plus 2.75% (with a 0.25% reduction for achieving a designated leverage ratio).

        The Company may elect interest periods of one, two, three or six months (nine or twelve months to the extent available from all lenders under the revolving credit facility) for Libor borrowings. Interest is payable at the end of each interest period and, in any event, at least every three months. The senior secured credit facility requires payment of customary commitment, letter of credit and other fees.

     Guarantees; Security

        Obligations under the senior secured credit facilities are guaranteed by Rockwood Specialties International, Inc. and each of the Issuer's existing and subsequently acquired or organized direct or indirect domestic subsidiaries, subject to certain exceptions, and are secured by first-priority security interests in: substantially all the tangible and intangible assets of Issuer and its direct or indirect domestic subsidiaries, subject to exceptions; all the capital stock of or other equity interest in Issuer and each of its direct or indirect domestic subsidiaries; a maximum of 65% of the capital stock of or other equity interests in each direct foreign subsidiary of either Issuer or of any domestic subsidiary of Issuer.

     Amortization and Prepayments

        The term loan B is payable in February and August of each year at an amount equal to 0.50% of the original principal amount outstanding, with the remainder due at the final maturity date. The term loan A shall be required to be repaid in an amount equal to 7.5% of the original principal amount of the term loan A in the first year after the closing date, 10% in the second year, 10% in the third year, 10% in the fourth year and 62.5% in the fifth year (with payments in each year being made in equal semi-annual installments other than the fifth year, in which 5% of the original principal amount of term loan A is due after the first six-month period and the remaining principal balance is due on the maturity date).

        The Company is required to make the following mandatory prepayments of the term loans under the senior secured credit facility, in each case subject to certain exceptions, with:

  •
  100% of the net cash proceeds of all sales of assets or other dispositions by the Company or any of its restricted subsidiaries under the senior secured credit facilities of assets other than net cash proceeds (a) from the sale or other disposition of assets in the ordinary course of business, (b) of certain disposals permitted under the senior secured credit agreement (including the proceeds of sales or transfers of accounts receivable (including pursuant to a securitization) in the amount of up to $200.0 million at any time) or (c) that are reinvested in the Company and its restricted subsidiaries within twelve months of the sale or other disposition (subject to extension in certain circumstances);

  •
  100% of the net cash proceeds of issuances of certain debt obligations; and

  •
  50% of excess cash flows, as defined, in respect of any fiscal year at the end of which the senior secured debt to consolidated EBITDA ratio is equal to or greater than 1.50 to 1, reduced by any amounts reinvested during the first six months of the following year and voluntary prepayments and 25% and 0% of excess cash flow, in respect of any fiscal year at the end of which such ratio is greater than 1.25 to 1 but less than 1.50 to 1 and less than or equal to 1.25 to 1, respectively.

     Financial Covenants

        The senior secured credit agreement also contains the following financial covenants that are determined based on our Adjusted EBITDA (including certain adjustments for, among other items, acquisitions and related synergies), which reflects management's interpretations thereof:

  •
  a leverage ratio: for any four consecutive fiscal quarters, net senior secured debt (senior secured debt plus capital lease obligations, minus cash up to a maximum of $200.0 million) to Adjusted EBITDA must be less than 2.75 to 1; for the twelve-month period ended June 30, 2012, our ratio equaled 1.79 to 1; and

  •
  an interest coverage ratio: for any four consecutive fiscal quarters, Adjusted EBITDA to cash interest expense (interest expense, net excluding deferred debt issuance cost amortization and the movements in the mark-to market value of our interest rate derivatives) must be at least 2.50 to 1; for the twelve-month period ended June 30, 2012, our ratio equaled 12.01 to 1.

        For purposes of calculating compliance with the financial covenants as of any date, foreign currency denominated indebtedness is to be converted to U.S. dollars based on average exchange rates for the twelve-month period ending on such date. In addition to the financial covenants described above, the Company's senior secured credit agreement contains various affirmative and restrictive covenants. The restrictive covenants limit the Company's ability to, among other things, incur indebtedness and other liabilities; create liens; merge or consolidate; dispose of assets; make investments; pay dividends and make payments to shareholders; make payments on certain indebtedness or to amend documents related to certain indebtedness and to enter into sale leaseback transactions.

     Events of Default; Remedies

        Non-compliance with the covenants described above or other covenants could result in a default under the senior secured credit agreement and the lenders could elect to declare all amounts borrowed immediately due and payable. Any such acceleration would also result in a default under the indenture governing the notes offered hereby, which could lead to the note holders electing to declare the principal, premium, if any, and accrued and unpaid interest on the then outstanding notes immediately due and payable. The senior secured credit agreement contains a cross default provision for indebtedness in excess of $30.0 million; therefore, a default under the indenture governing notes offered hereby, the Titanium Dioxide Pigments term loans or other applicable indebtedness may cause the lenders to declare the principal and accrued and unpaid interest on the then outstanding senior secured credit facilities immediately due and payable.

Titanium Dioxide Pigments venture term loans and revolving credit facility

        In June 2012, the Company's titanium dioxide venture, Sachtleben GmbH, entered into a new facility agreement in the aggregate amount of €430.0 million ($544.6 million), consisting of €200.0 million ($253.3 million) of term loan A, €200.0 million ($253.3 million) of term loan B and a €30.0 million ($38.0 million) revolving credit facility. Term loan A is payable in semi-annual installments over its five-year term. The revolving facility provided for additional borrowings of up to €4.5 million ($5.7 million) as of June 30, 2012 after an outstanding bank guarantee of €25.5 million ($32.3 million) related to a defined benefit pension obligation. Both the term loan and revolving credit facility mature in May 2017.

        The loans are secured by the assets of the venture. In the event that the ownership interest of Kemira Oyj, the noncontrolling shareholder in the venture, or us changes, any lender may cancel its commitment and demand repayment of its respective portion of the loans, including accrued and unpaid interest. The facility agreement contains customary events of default, subject to remedy periods, thresholds and/or exceptions. Upon the occurrence of an event of default under the facility agreement, the lenders can terminate the commitments and declare all amounts, including accrued and unpaid interest, to be due and payable.

        As of June 30, 2012, the interest rate on term loan A and the revolving credit facility is Euribor (or Libor if the currency is in USD) plus 3.25% and the interest rate on term loan B is Euribor plus 3.50%, both subject to an adjustment determined by reference to a leverage ratio test. Term loan A is payable in installments over a five-year period from the date of the facility agreement, with payments that commenced six months from such date and the remainder due at the final maturity date. Term loan B is payable in full at maturity. The term loans and revolving credit facility may be repaid in advance without penalty subject to break costs, if any.

        The new facility agreement includes a mandatory provision which requires Sachtleben GmbH to convert 50% of the term loan balances from variable to fixed interest rates for a period of two years. In July 2012, Sachtleben GmbH entered into interest rate swaps to fix the interest rate for two years (see Note 5 to our interim financial statements for the period ended June 30, 2012 in the Parent Guarantor's quarterly report which is incorporated by reference herein, "Financial Instruments and Fair Value Measurements," for further details).

        The facility agreement contains affirmative and restrictive covenants, subject to certain thresholds and/or exceptions. The restrictive covenants limit the venture's ability to undertake certain actions, including but not limited to acquiring or disposing of assets, creating liens on assets, entering into a merger or corporate restructuring, making dividends or other distributions to its shareholders and incurring additional indebtedness. These covenants are calculated in accordance with International Financial Reporting Standards and are based solely on the results of the venture's European operations.

        In addition, the facility agreement required the venture to meet the following financial covenant as of June 30, 2012:

  •
  A leverage coverage ratio: for the twelve-month period ended June 30, 2012, net debt to EBITDA, subject to certain adjustments (which is substantially similar to the definition of Adjusted EBITDA in our senior secured credit agreement), must be less than 2.70 to 1; for such period, our ratio equaled 1.53 to 1.

        Following June 30, 2012, the same maximum leverage ratio will apply on a quarterly basis until (and including) December 31, 2012. Thereafter, the maximum leverage ratio applicable on a quarterly basis decreases to 2.50:1 on March 31, 2013; 2.25:1 on September 30, 2013 and finally 2.00:1 on March 31, 2014.

        The following financial covenants are required on a quarterly basis beginning as of December 31, 2012:

  •
  An interest coverage ratio: for the twelve-month period, EBITDA, subject to certain adjustments, to cash interest expense (net of interest income), must be greater than 5.00 to 1; and

  •
  A cash flow coverage ratio: for the twelve-month period, cash generated for financing activities (EBITDA, subject to certain adjustments, less working capital changes, capital expenditures and interest) to debt service (interest expense and amortization of debt) must be greater than 1.00.

     Other loan facilities

        The Company has Euro-denominated loan facilities that provide aggregate outstanding borrowings of approximately €10.8 million ($13.7 million) as of June 30, 2012. These loans mature between 2012 and 2025 and bear annual interest rates ranging up to 5.22%. In addition, the Company has loan facilities denominated in Chinese Renminbi providing for borrowings of an aggregate U.S. dollar equivalent amount of $9.1 million as of June 30, 2012. These loans mature in 2015 and bear annual interest rates up to 6.56%. The loan facilities described above contain customary events of default and some of them are secured by mortgages or accounts receivable. The Titanium Dioxide Pigments venture has other debt of €9.7 million ($12.2 million), primarily due to a defined benefit plan, at interest rates ranging from 3.60% to 5.00%.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the term "Issuer" refers only to Rockwood Specialties Group, Inc., and not to any of its subsidiaries and the term "Parent Guarantor" refers only to Rockwood Holdings, Inc., and not to any of its subsidiaries. Unless we indicate otherwise or the context otherwise requires, any references to "we", "our" or "us" refer to the Parent Guarantor and its consolidated subsidiaries.

        The notes will be issued under a base indenture, to be dated as of the Issue Date by and among the Issuer, the Parent Guarantor and Wells Fargo Bank, National Association, as trustee (the "Trustee"), as supplemented by a first supplemental indenture to be dated as of the Issue Date by and among the Issuer, the Guarantors and the Trustee. As used in this section, all references to the "indenture" mean the base indenture as supplemented by the first supplemental indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

        The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of the notes. A copy of the form of base indenture has been filed as an exhibit to the registration statement to which this prospectus supplement relates, and a copy of the first supplemental indenture will be filed on a current report on Form 8-K and available as set forth under "Incorporation by Reference" in this prospectus supplement. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

Principal, Maturity and Interest

        The Issuer will issue $1,250,000,000 aggregate principal amount of notes in this offering. The notes will mature on October 15, 2020. The indenture governing the notes will provide for the issuance of additional notes of the same class and series, subject to compliance with the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Stock." Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Interest on the notes will accrue at the rate of 4.625% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2013. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding April 1 and October 1.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from and including the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Notes

        Principal of, premium, if any, and interest on the notes will be payable at the office or agency maintained by the Issuer for such purposes or, at the option of the Issuer, payment of interest may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made through the facilities of DTC. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a mailing of a notice of redemption. The registered holder of any note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Guarantees

        The notes will be guaranteed by the Parent Guarantor and each direct and indirect Restricted Subsidiary that guarantees the Issuer's obligations under any Credit Facility. The Guarantors will jointly and severally guarantee the Issuer's obligations under the indenture and the notes on a senior unsecured, full and unconditional basis. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. By virtue of this limitation, a Guarantor's obligation under its Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Guarantee. See "Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from subsidiary guarantors." In an effort to alleviate the effect of this limitation, each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor (if any) in an amount pro rata, based on the net assets of each Guarantor at the time of such payment determined in accordance with GAAP.

        Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with, into or to any other Person upon the terms and conditions set forth in the indenture. See "—Certain Covenants—Merger, Consolidation or Sale of Assets."

        A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the notes:

  (1)
  (a) (i) upon any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all of the assets of such Guarantor, in each case in a transaction in compliance with the applicable provisions of the indenture, (ii) such Guarantor is designated an

    Unrestricted Subsidiary in accordance with the applicable provisions of the indenture, (iii) upon legal defeasance of the notes or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;"

  (b) the release or discharge of the guarantee by such Guarantor under any Credit Facility; and

  (2)
  such Guarantor has delivered to the Trustee a certificate of a Responsible Officer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; or

  (3)
  upon the occurrence of a Covenant Termination Event.

        The Guarantee by the Parent Guarantor is being provided solely for the purpose of allowing the Issuer to satisfy its reporting obligations under the indenture governing the notes by furnishing financial information relating to the Parent Guarantor instead of the Issuer.

Ranking

     Senior Indebtedness

        The notes will be general unsecured obligations of the Issuer that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future liabilities of the Issuer that are not so subordinated and will be effectively subordinated to all of the Issuer's Secured Debt (to the extent of the value of the assets securing such Indebtedness) and liabilities of the Issuer's Subsidiaries that do not guarantee the notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuer or the Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Credit Agreement or other senior secured Indebtedness, the assets of the Issuer and the Guarantors that secure such senior secured Indebtedness will be available to pay obligations on the notes and the Guarantees only after all Indebtedness under such Credit Agreement and other senior secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes and the Guarantees then outstanding.

     Liabilities of Subsidiaries versus Notes

        Some of the Subsidiaries of the Issuer will not guarantee the notes, and, as described above under "—Guarantees," Guarantees of Subsidiaries may be released under certain circumstances. In addition, future Subsidiaries of the Issuer may not be required to guarantee the notes. Claims of creditors of any Subsidiaries that are not Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including holders of the notes. Accordingly, the notes and each Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Subsidiaries that are not Guarantors.

        Our non-guarantor subsidiaries generated approximately 84.3% of our consolidated revenues in the twelve-month period ended June 30, 2012 and held approximately 86.7% of our consolidated assets as of June 30, 2012. The Parent Guarantor and our other direct and indirect parent companies have no independent operations and their only material asset is their investment in their subsidiaries and intercompany balances.

        Although the indenture limits the incurrence of Indebtedness and preferred stock by the Issuer and certain of its Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the indenture. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

Optional Redemption

        At any time prior to October 15, 2015, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon notice as described under the heading "—Selection and Notice", at a redemption price equal to 104.625% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to, but excluding the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date, in an amount not to exceed the net proceeds from an Equity Offering by the Issuer or a contribution to the Issuer's common equity capital made with the net cash proceeds of a concurrent Equity Offering by the Issuer's direct or indirect parent; provided that:

        (1)   at least 65% of the aggregate principal amount of notes originally issued under the indenture and the original principal amount of any additional notes that are notes issued under the indenture after the Issue Date (excluding notes held by the Parent Guarantor and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

        (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to October 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the notes, upon notice as described under the heading "—Selection and Notice", at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding paragraphs and as set forth below under "—Repurchase at the Option of Holders—Change of Control Event", the notes will not be redeemable at the Issuer's option prior to October 15, 2015.

        On or after October 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the notes, upon notice as described under the heading "—Selection and Notice", at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to, but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on October 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	103.469%
2016	102.313%
2017	101.156%
2018 and thereafter	100.000%

        Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

        In addition, the Issuer and/or its Affiliates may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described below under "—Repurchase at the Option of Holders."

Repurchase at the Option of Holders

     Change of Control Event

        If a Change of Control Event occurs, unless the Issuer has previously or concurrently mailed or electronically delivered a redemption notice with respect to all of the outstanding notes as described under "Optional Redemption" or "Satisfaction and Discharge", each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to, but excluding the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date. Within 30 days following any Change of Control Event, the Issuer will mail or electronically deliver in accordance with the procedures of DTC a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically delivered, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

        The paying agent will promptly mail or electronically deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Event, the indenture contains no provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption", unless and until there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Event or conditional upon the occurrence of a Change of Control Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding the date of redemption.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain. See "Risk Factors—Risks Related to the Notes—Investors may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of "substantially all" of our assets."

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the notes as a result of a Change of Control, including the definition of Change of Control, may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

        Also see "Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture."

     Asset Sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

  (1)
  the Issuer (or or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by the Issuer, or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

        For purposes of clause (2) above and for no other purpose, the amount of (i) any liabilities (as shown on the Parent Guarantor's, the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Parent Guarantor's, the Issuer's or such Restricted Subsidiary's most recent internal balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or the Guarantees) that are assumed by the transferee of any such assets, (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) (ii) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (iii) the fair market value (as determined in good faith by the Issuer) of (A) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (B) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or any Restricted Subsidiary or (C) a combination of (A) and (B), and (iv) any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash.

        Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or any Restricted Subsidiary) may apply an amount equal to such Net Proceeds at its option to:

  (1)
  permanently reduce (including, without limitation, by way of redemption, purchase, defeasing or other discharge) Obligations under Indebtedness of the Issuer or a Guarantor that ranks pari passu with the notes (and if the Obligations relate to revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer;

  (2)
  make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

  (3)
  make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale.

        Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds shall constitute "Excess Proceeds," provided that if during such 450-day period the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later canceled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancelation or termination; provided, further, that if any Second Commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer or the applicable Restricted Subsidiary will make an offer (an "Asset Sale Offer") to all holders of notes and, at the option of the Issuer, Indebtedness that ranks pari passu with the notes and contains provisions similar to those set forth in the indenture with respect to mandatory prepayments, redemptions or offers to purchase with the proceeds of sales of assets, to purchase, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to, but excluding the date of purchase, and will be payable in cash.

        Pending the final application of any Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the notes to be purchased on a pro rata basis based on the accreted value or principal amount of the notes or such Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase notes shall not be deemed Excess Proceeds.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "Book-Entry, Delivery and Form," based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate to the extent practicable, by lot or such other similar method in accordance with the procedures of DTC) unless otherwise required by law or applicable stock exchange or depositary requirements.

        However, no notes of $2,000 or less will be redeemed in part. Notices of purchase or redemption will be mailed by first class mail or electronically delivered at least 30 but not more than 60 days before the purchase or redemption date to each holder of notes to be redeemed at its registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed or electronically delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

        If any note is to be redeemed or purchased in part only, the notice of redemption or purchase that relates to that note will state the portion of the principal amount of that note that is to be redeemed or purchased. A new note in principal amount equal to the unredeemed or unpurchased portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. However, no notes of $2,000 or less will be redeemed in part. Notes called for redemption become due on the date fixed for redemption unless such redemption is conditioned on the happening of a future event. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption if funds sufficient to pay the redemption price have been deposited with a paying agent.

Termination of Covenants

        If on any date following the Issue Date:

  (1)
  the notes have Investment Grade Ratings from each of S&P and Moody's (or, if either (or both) of S&P and Moody's have been substituted in accordance with the definition of Rating Agencies, by each of the then applicable Rating Agencies); and

  (2)
  no Default under the indenture has occurred and is continuing,

(the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a "Covenant Termination Event"); then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this prospectus supplement will permanently cease to be in effect with respect to the notes:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  "—Certain Covenants—Restricted Payments";

  (3)
  "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries";

  (5)
  clause (4) of the first paragraph of "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (6)
  "—Certain Covenants—Transactions with Affiliates"; and

  (7)
  "—Certain Covenants—Additional Guarantees".

        Additionally, upon the occurrence of a Covenant Termination Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.

        Upon the occurrence of a Covenant Termination Event, the Guarantees of each of the Guarantors other than the Parent Guarantor will be automatically released. See "—Guarantees."

        There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating from any Rating Agency.

Certain Covenants

     Restricted Payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by such Person payable in Capital Stock (other than Disqualified Stock) of such Person or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

  (2)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer held by any Person

    (other than a Restricted Subsidiary), including in connection with any merger or consolidation involving the Issuer;

  (3)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of Permitted Debt or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (a)
  no Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

  (b)
  the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), (14), (15), (17), (18) and (19) of the next succeeding paragraph (it being understood that the declaration and payment of any Restricted Payments made pursuant to clause (1) shall be counted only once)), is less than the sum, without duplication, of

  (i)
  50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first day of the fiscal quarter in which the Issue Date occurs, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

  (ii)
  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities received by the Issuer since the Issue Date from the issue or sale of (x) Equity Interests of the Issuer (other than (A) Excluded Contributions, (B) Designated Preferred Stock, (C) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and (D) transactions whose proceeds were used to incur Indebtedness or Preferred Stock pursuant to clause 11(a) of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock") and, to the extent actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent entities and (y) debt securities of the Issuer that have been converted into such Equity Interests of the Issuer (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

    (iii)
    100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities contributed to the capital of the Issuer after the Issue Date (other than (A) Excluded Contributions, (B) contributions by a Restricted Subsidiary and (C) transactions whose proceeds were used to incur Indebtedness or Preferred Stock pursuant to clause 11(a) of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock"), plus

    (iv)
    without duplication of any amounts included in clause (4) of the paragraph below and to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Issuer or any Restricted Subsidiary and repayments of loans or advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary or (B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made pursuant to clause (5) or (8) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

    (v)
    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than to the extent the Investment in such Unrestricted Subsidiary was made pursuant to clause (5) or (8) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the indenture;

  (2)
  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent company ("Retired Capital Stock") or Subordinated Indebtedness, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock) ("Refunding Capital Stock") and (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (14) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

  (3)
  the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of a sale made within 60 days of, new Indebtedness of the borrower thereof, which is incurred in compliance with the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" so long as (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so prepaid, redeemed, defeased, repurchased, acquired or retired for value plus any accrued and unpaid interest and the amount of any premium (including reasonable tender premiums), deference costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness, (B) such new Indebtedness is subordinated to the notes and any applicable Guarantees at least to the same extent as such Subordinated Indebtedness so prepaid, purchased, defeased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so prepaid, redeemed, defeased, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so prepaid, redeemed, defeased, repurchased, acquired or retired;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent company of the Issuer to finance any such repurchase, retirement or other acquisition) or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant (or any of their permitted transferees, assigns, estates or heirs) of the Issuer, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer's direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Restricted Payments made under this clause (4) does not exceed in any calendar year $75.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years and being available to make such Restricted Payments in addition to the amount permitted for such calendar year, subject to a maximum aggregate carry over amount in any given year not to exceed $75.0 million); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer's direct or indirect parent entities, that occurs after the Issue Date plus (B) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to the Issuer, after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

  (5)
  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $100.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (6)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

  (7)
  any Restricted Payment to any parent of the Issuer in connection with (A) the payment of regular cash quarterly dividends on the Parent Guarantor's Capital Stock in an aggregate amount not to exceed $0.45 per outstanding share of the Parent Guarantor's common stock per quarter, subject to proportional adjustment for stock splits, stock dividends, combinations, recapitalizations and similar adjustments, in any calendar year, and (B) repurchases of Capital Stock of the Parent Guarantor in an aggregate amount not to exceed $250.0 million in any calendar year;

  (8)
  Investments that are made with Excluded Contributions;

  (9)
  the declaration and payment of dividends to, or the making of loans to, any direct or indirect parent of the Issuer in amounts required for it to pay:

  (A)
  (i) overhead, tax liabilities of (or payable by) any direct or indirect parent of the Issuer, legal, accounting and other professional fees and expenses (including costs incurred in connection with reporting obligations under or otherwise incurred with compliance with applicable law (including applicable rules of any governmental, regulatory, or self-regulatory body or stock exchange), (ii) fees and expenses related to any equity offering, debt incurrence, investment or acquisition permitted hereunder (whether or not successful), (iii) obligations under or in respect of director and officer insurance policies or indemnification obligations to directors or officers and directors' fees and expenses, (iv) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such person and (v) other fees and expenses in connection with the maintenance of its existence and its ownership of the Issuer; and

  (B)
  federal, state or local income taxes (as the case may be) to the extent such income taxes are attributable to the income of the Issuer and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not exceed the amount that the Issuer and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the Issuer and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group of which the Issuer or any Subsidiary is the parent);

  (10)
  Distributions or payments of Securitization Fees;

  (11)
  Restricted Payments under hedge and warrant transactions entered into in connection with a convertible notes offering of the Parent Guarantor or an exchangeable notes offering of the Issuer; provided that the proceeds of such offering are contributed to the Issuer;

  (12)
  declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" to the extent such dividends are included in the definition of Fixed Charges;

  (13)
  other Restricted Payments in an aggregate amount not to exceed the greater of (x) $400.0 million and (y) 8.0% of Total Assets;

  (14)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of the Issuer issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, the Parent Guarantor would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (14) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock issued after the Issue Date;

  (15)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to, the Issuer or a Restricted Subsidiary, by Unrestricted Subsidiaries;

  (16)
  the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control Event" and "Repurchase at the Option of Holders—Asset Sales"; provided that all notes tendered by holders of the notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been prepaid, redeemed, defeased, repurchased or acquired for value;

  (17)
  any Restricted Payments for the purpose of enabling any direct or indirect parent of the Issuer to pay (i) interest on Indebtedness issued by such Person after the Issue Date and (ii) fees and expenses incurred in connection with the issuance, refinancing, exchange or retirement of any such Indebtedness, in each case to the extent the net cash proceeds from the issuance of such Indebtedness are contributed to the Issuer (or used to refinance previously issued Indebtedness used for such purpose);

  (18)
  the making of any Restricted Payment if, at the time of the making of such Restricted Payment, and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Consolidated Net Total Leverage Ratio of the Issuer would not exceed 2.50 to 1.00; and

  (19)
  to the extent constituting Restricted Payments, the distribution or disposition of the Capital Stock constituting the Issuer's Titanium Dioxide Pigments segment and/or the distribution of the net cash proceeds from any such disposition;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (13), and (18) above, no Default shall have occurred and be continuing or would occur as a consequence thereof.

        The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and any Restricted Subsidiary (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this summary.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors.

        For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this covenant may be in the form of a loan.

     Incurrence of Indebtedness and Issuance of Preferred Stock

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not permit any Restricted Subsidiary to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

  (1)
  Indebtedness incurred by the Issuer or a Restricted Subsidiary under Credit Facilities together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any time outstanding not to exceed the greater of (x) $2.25 billion and (y) an amount such that the Consolidated Net Secured Leverage Ratio of the Issuer shall not exceed 2.50 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), provided, that for purposes of calculating the Consolidated Net Secured Leverage Ratio pursuant to this clause (1)(y), any Indebtedness under a revolving credit facility shall be computed based on the average daily balance of such Indebtedness during the applicable four-quarter reference period;

  (2)
  Indebtedness represented by the notes issued on the Issue Date (including any Guarantee);

  (3)
  Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

  (4)
  Indebtedness (including Capitalized Lease Obligations) incurred or issued by the Issuer or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, including all Refinancing Indebtedness incurred to renew, refund, refinance, replace defease or discharge any Indebtedness then outstanding incurred pursuant to this clause (4), does not at any one time outstanding exceed the greater of (x) $200.0 million and (y) 4.0% of Total Assets;

  (5)
  Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

  (6)
  Indebtedness arising from customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any business, assets or Subsidiary of the Issuer or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition) and earnout provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements;

  (7)
  Indebtedness of the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer and any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the notes or of such Guarantor with respect to its Guarantee;

  (8)
  shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

  (9)
  Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange or (C) commodity risk or otherwise entered into in the ordinary course of business;

  (10)
  self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

  (11)
  (a) Indebtedness or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer and, to the extent actually contributed to the Issuer, the Issuer's direct or indirect parent entities or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (c)(ii) and (c)(iii) of the first paragraph of the covenant described under "—Restricted Payments" and (b) Indebtedness of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets; provided, that any Indebtedness or Preferred Stock incurred pursuant to this clause (11)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (11)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under the first paragraph of this covenant without reliance on this clause (11)(b);

  (12)
  any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness or obligations incurred by such Restricted Subsidiary is permitted under the terms of the indenture;

  (13)
  the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clause (2), (3), (4) and (11)(a) above, this clause (13) or clause (14) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the notes, such Refinancing Indebtedness is subordinated to the notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Issuer or a Guarantor or (y) Indebtedness or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary and (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and fees and expenses incurred in connection with such Refinancing Indebtedness;

  (14)
  Indebtedness or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (A) the Issuer or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) the Fixed Charge Coverage Ratio would not be lower than immediately prior to such acquisition;

  (15)
  Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

  (16)
  Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

  (17)
  Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

  (18)
  Indebtedness of Foreign Subsidiaries of the Issuer; provided, however, that the aggregate principal amount of Indebtedness outstanding at any one time incurred under this clause (18) does not exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets;

  (19)
  Indebtedness incurred after the Issue Date on behalf of or representing guarantees of Indebtedness of joint ventures and non-wholly owned subsidiaries that are not Guarantors outstanding at any one time incurred under this clause (19) not to exceed the greater of (x) $350.0 million and (y) 7.5% of Total Assets at any time outstanding;

  (20)
  Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary (except for Standard Securitization Undertakings); and

  (21)
  all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (1) through (20) above.

        For purposes of determining compliance with this "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant,

  (1)
  in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the

    Issuer will be permitted, in its sole discretion, to classify and later from time to time reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories;

  (2)
  the outstanding principal amount of any particular Indebtedness shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded;

  (3)
  accrual of interest or dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness or Preferred Stock will not be deemed to be an incurrence of Indebtedness or Preferred Stock for purposes of this covenant;

  (4)
  Indebtedness under the Credit Agreement and any other Credit Facility outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt;

  (5)
  where Indebtedness is denominated in a currency other than U.S. dollars, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of such incurrence; provided, however, that if any such Indebtedness that is denominated in a different currency is subject to a currency Hedge Agreement with respect to U.S. dollars covering principal payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be adjusted to take into account the effect of such agreement; provided further, however, that if any Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than U.S. dollars, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if the U.S. Dollar Equivalent is calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (denominated in such non-U.S. dollar currency) does not exceed the principal amount of such Indebtedness being Refinanced (denominated in the same currency) except to the extent that such U.S. Dollar Equivalent was determined based on a currency Hedge Agreement, in which case the principal amount of the Refinancing Indebtedness will be determined in accordance with the preceding sentence; and

  (6)
  the maximum amount of Indebtedness that the Issuer and the Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

        The indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

     Liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Capital

Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures obligations under Indebtedness, unless contemporaneously therewith:

  (1)
  in the case of any Lien securing an obligation that ranks pari passu with the notes or a Guarantee, effective provision is made to secure the notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be; and

  (2)
  in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the notes or such Guarantee, as the case may be, with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such Subordinated Indebtedness.

        Any Lien created for the benefit of holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the notes.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

  (2)
  make loans or advances to the Issuer or any Restricted Subsidiary; or

  (3)
  sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Existing Indebtedness, Hedging Obligations or the Credit Agreement and related documentation;

  (2)
  the indenture, the notes and the Guarantees;

  (3)
  purchase money obligations for property acquired in the ordinary course of business (including Capitalized Lease Obligations) that impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

  (4)
  applicable law or any applicable rule, regulation or order;

  (5)
  any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (6)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

  (7)
  Secured Debt otherwise permitted to be incurred pursuant to the covenants described under the captions "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

  (8)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (9)
  other Indebtedness or Preferred Stock of (i) Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" if (A) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders than the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith as in effect on the Issue Date or (B) the Issuer determines at the time of issuance of such Indebtedness or Preferred Stock that such encumbrances or restrictions will not materially impair the Issuer's ability to make payments under the notes when due; or (ii) Foreign Subsidiaries so long as such encumbrances or restrictions apply only to such Foreign Subsidiary or its Capital Stock or any Subsidiary of such Foreign Subsidiary;

  (10)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

  (12)
  customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

  (13)
  customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

  (14)
  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such dividend and other payment restrictions taken as a whole than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

  (15)
  any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary.

     Merger, Consolidation or Sale of Assets

     Consolidation, Merger or Sale of Assets of the Issuer

        The Issuer may not, directly or indirectly: (1) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the "Successor Company");

  (2)
  the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default exists;

  (4)
  after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than the Issuer), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under "—Incurrence of Indebtedness and Issuance of Preferred Stock" determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

  (5)
  each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person's obligations under the notes and the indenture; and

  (6)
  the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer under the indenture and the notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

     Consolidation, Merger or Sale of Assets by a Guarantor

        Subject to the provisions described under "—Guarantees—Release," no Guarantor (other than the Parent Guarantor) shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

  (1)
  such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");

  (2)
  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists; and

  (4)
  the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the indenture.

        The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the indenture. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Subsidiary Guarantor, (3) the transfer of assets or Capital Stock of any Subsidiary Guarantor shall be permitted (including all or substantially all the assets of any Subsidiary Guarantor), provided such transfer complies with the covenant described under "—Repurchase at the Option of Holders—Asset Sales" and (4) a Subsidiary Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor. Notwithstanding anything to the contrary herein, except as expressly permitted under the indenture, no Subsidiary Guarantor shall be permitted to consolidate with, merge into or transfer all or a part of its properties and assets to the Parent Guarantor.

     Transactions with Affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate consideration in excess of $20.0 million, unless:

  (1)
  the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arms-length basis;

  (2)
  the Issuer adopts, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

  (3)
  the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $80.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The foregoing provisions will not prohibit:

        (1)   transactions between or among the Issuer and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction or any entity that is an Affiliate solely as a result of the Issuer or any Restricted Subsidiary owning Capital Stock thereof;

        (2)   Restricted Payments and Permitted Investments (other than pursuant to clause (12) thereof) permitted by the indenture;

        (3)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, current, former and future officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary or (to the extent such person has or will render services to the businesses of the Issuer and its Subsidiaries) any of the Issuer's direct or indirect parent entities;

        (4)   transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

        (5)   payments or loans (or cancellations of loans) to current, former and future employees or consultants of the Issuer, any Restricted Subsidiary or (to the extent such person has or will render services to the businesses of the Issuer and its Subsidiaries) any of the Issuer's direct or indirect parent entities, which are approved by a majority of the Board of Directors in good faith and which are otherwise permitted under the indenture;

        (6)   payments made or performance under any agreement as in effect on the Issue Date (including without limitation, any payments made or performance under any joint venture agreement) or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the notes in any material respect when taken as a whole as compared to the original agreement as in effect on the Issue Date);

        (7)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that are fair to the Issuer or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

        (8)   if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) and the granting of customary registration rights;

        (9)   any transaction effected as part of a Qualified Securitization Financing;

        (10) any employment agreements entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

        (11) transactions with joint ventures for the purchase or sale of chemicals, equipment and services entered into in the ordinary course of business;

        (12) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, pension plans, stock options and stock ownership plans approved by the Board of Directors;

        (13) investments by Affiliates in securities or loans of the Issuer or any Restricted Subsidiary so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities or principal amount of the class of loans, as applicable; and

        (14) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

     Payments for Consent

        The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Additional Guarantees

        After the Issue Date, the Issuer will cause each Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors under any Credit Facility, in each case, within 10 Business Days, to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the notes and all other obligations under the indenture on the same terms and conditions as those set forth in the indenture.

     Reports

        Whether or not required by the Commission, so long as any notes are outstanding, the Issuer will electronically file with the Commission by the respective dates specified in the Commission's rules and regulations (the "Required Filing Date"), unless, in any such case, such filings are not then permitted by the Commission:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

        If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail or electronically deliver to holders of the notes, as their names and addresses appear in the note register, without cost to such holders of the notes, and file with the Trustee copies of the information or reports that the Issuer would be required to file with the Commission pursuant to the first paragraph if such filing were then permitted.

        So long as the Parent Guarantor is a Guarantor and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.

        The availability of the foregoing reports on the Commission's EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer's delivery obligations to the Trustee and holders, it being understood that the Trustee shall be under no obligation whatsoever to determine whether such reports have been posted. Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this covenant shall be deemed cured (and the Issuer shall be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders under "—Events of Default" if the principal, premium, if any, and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Events of Default and Remedies

        Under the indenture, an Event of Default is defined as any of the following:

  (1)
  the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes;

  (2)
  the Issuer defaults in the payment when due of interest on or with respect to the notes and such default continues for a period of 30 days;

  (3)
  the Issuer or any Restricted Subsidiary defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days (or in the case of the covenant described under "Certain Covenants—Reports", 120 days) after the notice specified below;

  (4)
  a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the

    Issuer or any Restricted Subsidiary (other than Indebtedness under a Qualified Securitization Financing) or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness under a Qualified Securitization Financing) (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

  (5)
  certain events of bankruptcy affecting the Issuer or any Significant Subsidiary;

  (6)
  the Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of $50.0 million (net of amounts covered by insurance policies issued by reputable and creditworthy insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

  (7)
  any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days, other than by reason of the termination of the indenture or the release of any such Guarantee in accordance with the indenture.

        If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Issuer) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes under the indenture may declare the principal of and accrued interest on such notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the Acceleration Notice), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (5) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the notes.

        The indenture will provide that, at any time after a declaration of acceleration with respect to the notes issued under the indenture as described in the preceding paragraph, the holders of a majority in principal amount of the outstanding notes issued under the indenture may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the notes issued under the indenture (including, without limitation, additional notes, if any) voting as a single class may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on such notes.

        In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the notes, unless such holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes issued under such indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any direct or indirect parent entity, as such, will have any liability for any obligations of the Issuer or any Guarantor under the notes, the indenture, any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes issued under the indenture ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes issued thereunder to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  the Issuer's obligations with respect to the notes issued thereunder concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes issued thereunder. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuer but not its Restricted Subsidiaries) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes issued thereunder.

        In order to exercise either Legal Defeasance or Covenant Defeasance under the indenture:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes issued thereunder, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the respective outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;

  (6)
  the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

  (7)
  the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding issued under the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes issued thereunder may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture (including, without limitation, additional notes, if any) voting as a a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder affected, an amendment or waiver of the indenture may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes issued thereunder (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note issued thereunder;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes issued thereunder (except a rescission of acceleration of the notes issued thereunder by the holders of at least a majority in aggregate principal amount of the notes issued thereunder and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes issued thereunder;

  (7)
  waive a redemption payment with respect to any note issued thereunder (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  modify the subsidiary Guarantees in any manner adverse to the holders of the notes; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuer and the Trustee may amend or supplement the indenture or the notes issued thereunder:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Issuer's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and its Subsidiaries;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to add a Guarantee of the notes;

  (7)
  to release a Subsidiary Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of the indenture;

  (8)
  to conform the text of any provision of the indenture, the notes or Guarantees to any provision of this description of the notes to the extent such provision was intended to be a verbatim recitation of such provision, which intent shall be conclusively evidenced by an Officers' Certificate to that effect;

  (9)
  to add covenants for the benefit of the holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

  (10)
  to evidence and provide for the acceptance and appointment under the indenture of a successor Trustee thereunder pursuant to the requirements thereof;

  (11)
  to provide for the issuance of additional notes in accordance with the indenture; or

  (12)
  to grant any Lien for the benefit of the holders of the notes as security for the payment and performance of all or any portion of the Obligations arising under the indenture, in any property or assets, including any in which a Lien is required to be granted to or for the benefit of the holders pursuant to this indenture, and to provide for the release of a Lien as provided for in the indenture.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

  (b)
  all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but excluding the date of maturity or redemption;

  (2)
  the Issuer has paid or caused to be paid all sums payable by them under the indenture; and

  (3)
  the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Issuer, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person;

but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

        "Acquisition" means the acquisition by a Subsidiary of the Parent Guarantor of the ordinary shares of Talison Lithium Limited pursuant to a scheme implementation entered into on August 23, 2012.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means with respect to any note on the applicable redemption date, the greater of:

  (1)
  1.0% of the then outstanding principal amount of the note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of such note at October 15, 2015 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the notes through October 15, 2015 (excluding accrued but unpaid interest to, but excluding such redemption date), computed by the Issuer using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of such note.

        "Asset Sale" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Issuer or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Certain

Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock") (whether in a single transaction or a series of related transactions), in each case, other than:

  (1)
  a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

  (2)
  the disposition of all or substantially all of the assets of the Issuer or a Guarantor in a manner permitted pursuant to the covenant contained under the caption "Certain Covenants—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the indenture;

  (3)
  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under the caption "Certain Covenants—Restricted Payments";

  (4)
  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50.0 million;

  (5)
  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

  (6)
  the lease, assignment, license, sub-license or sublease of any real or personal property (including intellectual property) in the ordinary course of business;

  (7)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (8)
  sales of inventory in the ordinary course of business;

  (9)
  sales of assets received by the Issuer or any Restricted Subsidiary upon foreclosures on a Lien, condemnation or any similar action with respect to assets;

  (10)
  sales of Securitization Assets and related assets of the type specified in the definition of Securitization Financing to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

  (11)
  a transfer of Securitization Assets and related assets of the type specified in the definition of Securitization Financing (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

  (12)
  any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by the Issuer, which in the event of an exchange of assets with a fair market value in excess of (1) $75.0 million shall be evidenced by a certificate of a Responsible Officer of the Issuer, and (2) $150.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors;

  (13)
  the creation of a Permitted Lien and dispositions of Permitted Liens;

  (14)
  sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

  (15)
  any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date;

  (16)
  sales or forgiveness of accounts in the ordinary course of business or in connection with the collection or compromise thereof;

  (17)
  to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

  (18)
  the sale, transfer or other disposition of the Issuer's Titanium Dioxide Pigments segment.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner or manager of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        Unless otherwise specified, "Board of Directors" refers to the Board of Directors of the Parent Guarantor.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  U.S. dollars, pounds sterling, Euros, any national currency of any participating member state of the EMU, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

  (2)
  direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having at the time of acquisition, capital and surplus in excess of $500.0 million (or its foreign currency equivalent);

  (4)
  repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper maturing within 24 months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S&P;

  (6)
  securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody's;

  (7)
  investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

  (8)
  money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $500.0 million;

  (9)
  money market funds that (i) comply with the definition of "qualifying money market fund" as set forth in Article 18.2 of the Market in Financial Instruments Directive (Commission Directive 2006/73/EC), and (ii) have portfolio assets of at least $1.0 billion (or its foreign currency equivalent);

  (10)
  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition; and

  (11)
  Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody's with maturities of 24 months or less from the date of acquisition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Parent Guarantor or any Subsidiary of the Parent Guarantor; or

  (2)
  the Issuer or any of its Subsidiaries becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any Subsidiary of the Parent Guarantor) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entities.

        "Change of Control Event" means the occurrence of both a Change of Control and a Rating Decline.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Commission" means the Securities and Exchange Commission.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and capitalized software expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means

        (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) any "additional interest" relating to customary registration rights with respect to any securities, (w) any accretion or accrued interest of discounted liabilities not constituting Indebtedness, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees); plus

        (2)   consolidated capitalized interest, determined in accordance with GAAP, of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

        (3)   interest income for such period.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that:

  (1)
  any net after-tax extraordinary, unusual or nonrecurring gains or income (less all fees and expenses or charges relating thereto) or loss, expense or charge (including, without limitation, severance, relocation and restructuring costs) including, without limitation, (a) any severance expense and (b) any fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful and including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains and losses associated with ASC 470-50), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the notes, including all fees, expenses, and charges related to the Transactions, in each case, shall be excluded;

  (2)
  the Net Income for such period shall not include the cumulative effect of or any other charge relating to a change in accounting principles during such period (including any change to IFRS);

  (3)
  any net after-tax income or loss from disposed operations and any net after-tax gain or loss on disposal of disposed operations shall be excluded;

  (4)
  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of such Person, shall be excluded;

  (5)
  any net after-tax income (less all fees and expenses or charges relating thereto) or loss attributable to the early extinguishment of Indebtedness shall be excluded;

  (6)
  to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty or business interruption shall be excluded;

  (7)
  (A) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Issuer or a Restricted Subsidiary thereof in respect of such period, but excluding any such dividend, distribution or payment in respect of equity that funds a JV Reinvestment, and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Issuer or a Restricted Subsidiary thereof in excess of the amounts included in clause (A), but excluding any such dividend, distribution or payment that funds a JV Reinvestment;

  (8)
  any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

  (9)
  any non-cash impairment charges resulting from the application of ASC 350 or ASC 360 and the amortization of intangibles pursuant to ASC 805, shall be excluded;

  (10)
  any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

  (11)
  solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of "Certain Covenants—Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any

    Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

  (12)
  effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the property and equipment, inventory and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition (including, without limitation, the Acquisition) or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant contained under the caption "Certain Covenants—Restricted Payments" only (other than clause (c)(iv) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (c)(iv) of the first paragraph of the covenant contained under the caption "Certain Covenants—Restricted Payments."

        "Consolidated Net Secured Leverage Ratio" means, with respect to any Person at any date of calculation, the ratio of (i) Secured Debt of such Person and its Restricted Subsidiaries (other than Secured Debt secured by Liens permitted under clauses (5) and (8) of the definition of Permitted Liens) (less any unrestricted cash and Cash Equivalents) as of such date of calculation that would be required to be reflected as liabilities of such Person on a consolidated balance sheet (excluding the notes thereto and determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the most recently ended four fiscal quarters for which internal financial statements are available. For purposes of making the computation referred to above, the Pro Forma Ratio Calculation Principles shall apply.

        "Consolidated Net Total Leverage Ratio" means, with respect to any Person, the ratio of the aggregate amount of all Indebtedness of such Person and its Restricted Subsidiaries (less any unrestricted cash and Cash Equivalents) as of such date of calculation that would be required to be reflected as liabilities of such Person on a consolidated balance sheet (excluding the notes thereto and determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the most recently ended four fiscal quarters for which internal financial statements are available. For purposes of making the computation referred to above, the Pro Forma Ratio Calculation Principles shall apply.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Agreement" means that certain Credit Agreement, dated as of February 10, 2011, by and among Rockwood Specialties Group, Inc., as borrower, Rockwood Specialties International, Inc., as a guarantor, and Credit Suisse AG, as administrative agent, and the several lenders from time to time parties thereto, providing for revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facilities" means, one or more debt facilities, agreements (including, without limitation, any Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes (including, without limitation, additional notes issued under the indenture or any other indenture or note purchase agreement), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long-term indebtedness, in each case, as amended, restated, or adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender, investor or group of lenders or investors and including increasing the amount of available borrowings thereunder or that alters the maturity thereof; provided that such increase is permitted by under "—Incurrence of Indebtedness and Issuance of Preferred Stock" above and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under "—Certain Covenants—Restricted Payments."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Maturity Date of the notes or the date the notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means any direct or indirect subsidiary of the Issuer that was formed under the laws of the United States, any state of the United States or the District of Columbia or any United States territory.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in calculating such Consolidated Net Income; plus

  (2)
  Consolidated Interest Expense of such Person for such period, to the extent that such Consolidated Interest Expense was deducted in calculating such Consolidated Net Income; plus

  (3)
  Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent that such Consolidated Depreciation and Amortization Expense was deducted in calculating such Consolidated Net Income; plus

  (4)
  non-recurring charges, including any expenses, severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, and other restructuring and business optimization costs, charges, reserves or expenses (including (x) related to asset disposals, closure and/or consolidation of facilities and (y) consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and one-time compensation charges, to the extent that such expenses, costs or charges were deducted in calculating such Consolidated Net Income; plus

  (5)
  any expenses or charges incurred in connection with any issuance of debt securities, Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred in accordance with the terms of the indenture (whether or not successful) including such fees, expenses or charges related to the offering of the notes hereby, to the extent that such expenses or charges were deducted in calculating such Consolidated Net Income; plus

  (6)
  the amount of any deduction for minority interest expense (less the amount of any cash dividends paid to the holders of such minority interests), to the extent that such minority interest expense was deducted in calculating such Consolidated Net Income; plus

  (7)
  items arising in connection with litigation related to the timber business of the Issuer and its Subsidiaries (not exceeding $4.0 million in the aggregate for any such period and $9.0 million in the aggregate during the term of the notes); plus;

  (8)
  Systems/Organizational Establishment Expenses; plus

  (9)
  any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

  (10)
  without duplication, any other non-cash charges reducing Consolidated Net Income of such Person for such period, excluding any such charge that represents an actual accrual or reserve for a cash expenditure for a future period, minus

  (11)
  any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

  (12)
  without duplication, any other non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

        "EMU" means the economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public sale either (1) of Equity Interests of the Issuer by the Issuer (other than Disqualified Stock and other than to a Subsidiary of the Issuer) or (2) of Equity Interests of a direct or indirect parent entity of the Issuer (other than to the Issuer or a Subsidiary of the Issuer) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Issuer.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Issuer and any Restricted Subsidiaries from:

  (1)
  contributions to its common equity capital; and

  (2)
  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph of the covenant contained under the caption "Certain Covenants—Restricted Payments."

        "Existing Indebtedness" means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement and the notes) and indebtedness of joint ventures, in each case, as in existence on the Issue Date.

        "Euro" means the single currency of participating member states of the EMU.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. For purposes of making the computation referred to above, the Pro Forma Ratio Calculation Principles shall apply.

        "Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

        "Foreign Subsidiary" means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States in effect on the Issue Date. For purposes of this description of the notes, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary. At any time after the Issue Date, the Issuer or the Parent Guarantor may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP (or Accounting Standards Codifications) shall thereafter be construed to mean IFRS (and equivalent pronouncements) as in effect at the date of such election, except as otherwise provided in the indenture; provided, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Issuer's or the Parent Guarantor's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of the notes.

        "Government Securities" means securities that are

  (a)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

  (b)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including,

without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

        "Guarantee" means any guarantee of the obligations of the Issuer under the indenture and the notes by a Guarantor in accordance with the provisions of the indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guarantor" means any Person that incurs a Guarantee of the notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements;

  (2)
  other agreements or arrangements designed to protect such Person against or mitigate fluctuations in currency exchange, interest rates or commodity prices or in prices of products used or sold in the Issuer or any Restricted Subsidiary's business; and

  (3)
  credit default swap agreements designed to protect a Securitization Subsidiary against the credit risk associated with specific Securitization Assets.

        "IFRS" means the International Financial Reporting Standards as adopted by the International Accounting Standards Board.

        "Indebtedness" means, with respect to any Person,

  (a)
  any indebtedness (including principal and premium) of such Person, whether or not contingent,

  (i)
  in respect of borrowed money;

  (ii)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof);

  (iii)
  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 Business Days of any such drawing and (C) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP; or

  (iv)
  representing net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

  (b)
  the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination;

  (c)
  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

  (d)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and

  (e)
  to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any Restricted Subsidiary) under any Securitization Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary);

provided, however, that

  (1)
  Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; and

  (2)
  Indebtedness of a third party that is not an Affiliate of the Parent Guarantor or any of its Subsidiaries that is attributable to supply or lease arrangements as a result of consolidation under ASC 810-10 or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under ASC 840-10, in either case so long as (i) such supply or lease arrangements or such take-or-pay contracts are entered into in the ordinary course of business, (ii) the Board of Directors has approved any such supply or lease arrangement or any such take-or-pay contract and (iii) notwithstanding anything to the contrary contained in the definition of EBITDA, the related expense under any such supply or lease arrangement or under any such take-or-pay contract is treated as an operating expense that reduces EBITDA, shall be deemed not to constitute Indebtedness.

        For purposes of the foregoing: (a) the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock; (b) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof; (c) the amount of any Indebtedness described in clause (a)(iv) is the net amount payable (after giving effect to permitted set-off) if such Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Indebtedness described in clause (c) above shall be the maximum liability under any such guarantee; (e) the amount of any Indebtedness described in clause (d) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the fair market value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.

        Notwithstanding the foregoing, in connection with the purchase of any business, the term "Indebtedness" will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time. If such Person or any of its Subsidiaries (in the case of the Issuer, any of its Restricted Subsidiaries) directly or indirectly guarantees Indebtedness of a third Person, the amount of Indebtedness of such Person shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

  (1)
  securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

  (2)
  debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

  (3)
  investments in any fund that invests exclusively in investments of the type described in clause (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

  (4)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Issuer's customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the normal course of business. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any

Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, such Person will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described under "Certain Covenants—Restricted Payments."

        For purposes of the definition of Unrestricted Subsidiary and the covenant described under "Certain Covenants—Restricted Payments," (i) "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.

        "Issue Date" means September 25, 2012.

        "JV Reinvestment" means any investment by the Issuer or any Restricted Subsidiary in a joint venture to the extent funded with the proceeds of a reasonably concurrent dividend or other distribution made by such joint venture.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "—Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.

        "Officers' Certificate" means a certificate signed on behalf of the Issuer by two Officers, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Parent Guarantor" means Rockwood Holdings, Inc., a Delaware corporation.

        "Permitted Business" means the chemicals business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by the Issuer and its Subsidiaries on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary or complimentary thereto.

        "Permitted Debt" is defined under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Investments" means

  (1)
  any Investment by the Issuer in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

  (2)
  any Investment in cash and Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary, if consummated, (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary or (C) any Investment in Talison Lithium Limited, including, but not limited to, the Acquisition;

  (4)
  any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on the Issue Date and Investments made pursuant to binding commitments in effect on the Issue Date, including, without limitation, pursuant to any joint venture agreement;

  (6)
  (A) loans and advances to officers, directors and employees, not in excess of $25.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

  (7)
  any Investment acquired by the Issuer or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (9) of the definition of Permitted Debt;

  (9)
  any Investment by the Issuer or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $200.0 million or (y) 4.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

  (10)
  Investments the payment for which consists of Equity Interests of the Issuer or any of its parent companies (exclusive of Disqualified Stock);

  (11)
  guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and performance guarantees incurred in the ordinary course of business;

  (12)
  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (6) and (7) of the second paragraph thereof);

  (13)
  Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under "Certain Covenants—Merger, Consolidation or Sale of Assets" after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

  (14)
  guarantees by the Issuer or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

  (15)
  guarantees issued in accordance with the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (16)
  Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (17)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

  (18)
  any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

  (19)
  Investments made after the Issue Date in joint ventures of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (x) $225.0 million and (y) 4.5% of Total Assets;

  (20)
  JV Reinvestments; and

  (21)
  additional Investments by the Issuer or any Restricted Subsidiary having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21), not to exceed the greater of (x) $200.0 million and (y) 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Liens" means the following types of Liens:

  (1)
  deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

  (2)
  Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

  (3)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

  (4)
  Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

  (5)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (6)
  Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the indenture and is secured by a Lien on the same property securing such Hedging Obligation;

  (7)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (8)
  Liens in favor of the Issuer or any Restricted Subsidiary;

  (9)
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (3), (4), (24), (25), (26), (28) and (29) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (24), (25), (26), (28) and (29) at the time the original Lien became a Permitted Lien under the indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

  (10)
  Liens on Securitization Assets and related assets of the type specified in the definition of Securitization Financing incurred in connection with any Qualified Securitization Financing;

  (11)
  Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or a Subsidiary of the Issuer has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

  (12)
  Liens securing judgments for the payment of money in an aggregate amount not in excess of $50.0 million (except to the extent covered by insurance), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

  (13)
  (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Restricted Subsidiary;

  (14)
  landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

  (15)
  zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary;

  (16)
  Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

  (17)
  Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

  (18)
  Liens securing obligations in respect of trade-related letters of credit permitted under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

  (19)
  any interest or title of a lessor under any lease or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

  (20)
  licenses of intellectual property granted in a manner consistent with past practice;

  (21)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (22)
  Liens solely on any cash earnest money deposits made by the Issuer or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

  (23)
  other Liens securing obligations of not more than $100.0 million at any time outstanding;

  (24)
  Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to the covenant described under "—Incurrence of Indebtedness and Preferred Stock" and Indebtedness permitted to be incurred under clause (4) of the second paragraph of such covenant; provided, however, that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under clause (4) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Preferred Stock" may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (4) (and any accessions or proceeds thereof);

  (25)
  Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement);

  (26)
  Liens securing Indebtedness under any Credit Facility permitted by clause (1) of the second paragraph of the covenant described above under "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock";

  (27)
  Liens on the assets of a Foreign Subsidiary of the Issuer or any other Subsidiary of the Issuer that is not a Guarantor Subsidiary and which secure Indebtedness or other obligations of such Subsidiary (or of another Foreign Subsidiary or Subsidiary that is not a Guarantor) that are permitted to be incurred under covenant described in the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (28)
  Liens securing Indebtedness permitted to be incurred under clause (18) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Preferred Stock"; provided, however, that such Liens securing Indebtedness incurred the second paragraph of the covenant described under "—Incurrence of Indebtedness and Preferred Stock" may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (18) (and any accessions or proceeds thereof); and

  (29)
  Liens securing Indebtedness permitted to be incurred under clause (19) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Preferred Stock"; provided, however, that such Liens securing Indebtedness incurred the covenant described under "—Incurrence of Indebtedness and Preferred Stock" may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (19) (and any accessions or proceeds thereof).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

        "Pro Forma Ratio Calculation Principles" means for purposes of making the subject ratio calculation (the "Subject Ratio Calculation"), any Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the four-quarter reference period or subsequent to the relevant reference period and on or prior to or simultaneously with the applicable Calculation Date (the "Relevant Period"), shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

        In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock within the Relevant Period, then the Subject Ratio Calculation shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        If during the Relevant Period (1) any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary during the Relevant Period) shall have (x) made any Investment, acquisition, disposition, merger, consolidation or discontinued operation or (y) converted from an Unrestricted Subsidiary to a Restricted Subsidiary, or (2) any Unrestricted Subsidiary has been converted to a Restricted Subsidiary, that would have required adjustment pursuant to this definition, then the Subject Ratio Calculation shall be calculated giving pro forma effect thereto for such period as if such conversion, Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of determining the Fixed Charge Coverage Ratio, the Consolidated Net Total Leverage Ratio and Consolidated Net Secured Leverage Ratio only, whenever pro forma effect is to be given to an acquisition or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include (1) all adjustments commonly used by the Parent Guarantor in connection with the calculation of "Adjusted EBITDA" (i.e., net income (loss) from continuing operations before taxes plus interest expense and depreciation and amortization, and further adjusted for other charges and adjustments such as restructuring and other severance costs, systems/organization establishment expenses, acquisition and disposal costs, loss on early extinguishment/modification of debt, foreign exchange (gain) loss on financing activities) to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period, and (2) operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within twelve months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Issuer's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).

        Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the Subject Ratio Calculation, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Purchase Money Note" means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from the Parent Guarantor or any Subsidiary of the Parent Guarantor to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal, Securitization Fees and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock exceeds $50 million or more, the fair market value shall be determined by an Independent Financial Advisor.

        "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any Restricted Subsidiary (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

        "Rating Agency" means each of (i) S&P and Moody's or (ii) if either S&P or Moody's or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody's or both, as the case may be.

        "Rating Decline" means (x) to the extent the notes were rated with an Investment Grade Rating by both of the Rating Agencies prior to the Relevant Period (as defined below), and the ratings of such notes are downgraded by either of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the "Relevant Period")) and the rating by either of the Rating Agencies on the notes following such downgrade is below an Investment Grade Rating or (y) to the extent the notes were not rated with an Investment Grade Rating by both of the Rating Agencies prior to the Relevant Period and the ratings of such notes are downgraded by either Rating Agency during the Relevant Period.

        "Responsible Officer" of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the indenture.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

        "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

        "Secured Debt" means any Indebtedness secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Securitization Assets" means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

        "Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

        "Securitization Financing" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any Subsidiary of the Issuer may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any Subsidiary of the Issuer) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any Subsidiary of the Issuer, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor, the Issuer or any Subsidiary of the Issuer in any

way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors or such other Person giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Parent Guarantor or any Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the notes and (b) with respect to any Guarantor of the notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the notes.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantor" means, a Subsidiary of the Issuer which is also a Guarantor.

        "Systems/Organizational Establishment Expenses" means the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuer and the Restricted Subsidiaries in (i) establishing financial, information technology and other similar systems of the Issuer and the Restricted Subsidiaries, including costs of the transition and integration of any such systems acquired in the Acquisition, as a direct result of the establishment of the business acquired in the Acquisition as a standalone business following the Acquisition and (ii) establishing the business acquired in the Acquisition as a standalone business following the Acquisition including the amortization of sign-on compensation arrangements for key executives.

        "Total Assets" means the total consolidated assets of the Issuer and any Restricted Subsidiaries, as shown on the most recent balance sheet of the Parent Guarantor, calculated on a pro forma basis consistent with the Pro Forma Ratio Calculation Principles.

        "Transactions" means the transactions contemplated by this offering of the notes.

        "Treasury Rate" means, with respect to the notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2015; provided, however, that if the period from such redemption date to October 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) such designation complies with the covenant contained under the caption "Certain Covenants—Restricted Payments" and (b) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period; and (ii) immediately after giving effect to such designation, no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by translating such other currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

        The notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited upon issuance with The Depository Trust Company, New York, New York ("DTC"), and registered in the name of a nominee of DTC in the form of a global certificate.

The Global Notes

        DTC has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, premium, if any, and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Notes. None of the Company, the trustee or any paying agent under the indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        DTC has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, to credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the notes.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Certificated Securities

        A Global Note is exchangeable for certificated securities if:

  •
  DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (ii) has ceased to be a Clearing Agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days; or

  •
  we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form.

        In addition, beneficial interests in a Global Note may be exchanged for certificated securities upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the notes. In all cases, certificated securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

 CERTAIN UNITED STATES FEDERAL
INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets by a non-U.S. holder who acquires the notes upon original issuance at their initial offering price.

        A "non-U.S. holder" means a holder of the notes (other than a partnership) that is not for United States federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company" or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment of interest on the notes under the "portfolio interest rule," provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide us or the relevant withholding agent your name and address on an Internal Revenue Service ("IRS") Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us or the relevant withholding agent with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "United States Federal Income Tax").

        The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax

        Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        If you are engaged in a trade or business in the United States and interest on the notes or any gain realized on the disposition of the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest or gain on a net income basis (although you will be exempt from the 30% United States federal withholding tax on such interest, provided the certification requirements discussed above in "United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "United States Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

        Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the fifth bullet point under "United States Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Additional Withholding Requirements

        Under recently enacted legislation and administrative guidance, the relevant withholding agent may be required to withhold 30% on interest income paid after December 31, 2013 and the gross proceeds from a disposition of notes paid after December 31, 2014 to (i) a "foreign financial institution," as defined under the Code, (whether such foreign financial institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report and disclose its United States account holders and meets certain other specified requirements or (ii) a "non-financial foreign entity," as defined under the Code, (whether such non-financial foreign entity is the beneficial owner or an intermediary) unless such entity provides a certification that the beneficial owner of the payment does not have any "substantial United States owners," as defined under the Code, or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. The legislation contains a grandfathering provision that exempts from withholding any payment under, or gross proceeds from a disposition of, an obligation that is outstanding on March 18, 2012, and proposed United States Treasury regulations would extend this grandfathering provision to obligations that are outstanding on January 1, 2013. These proposed regulations are not effective until finalized, however, and unless and until they are so finalized, taxpayers are not entitled to rely on them. You should consult your own tax advisors regarding this legislation and whether it may be relevant to your purchase, ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" (within the meaning of Section 3(42) of ERISA) of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest", within the meaning of ERISA, or "disqualified persons", within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes by an ERISA Plan with respect to which we, a subsidiary guarantor or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs", that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the notes nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than "adequate consideration" (within the meaning of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be acquired or held by any person investing "plan assets" of any Plan unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of the notes each purchaser and subsequent transferee of the notes (or any interest therein) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Subject to the terms and conditions set forth in an underwriting agreement among the Issuer, the Parent Guarantor, the subsidiary guarantors and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, through their representatives Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and UBS Securities LLC, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Principal Amount of Notes
Deutsche Bank Securities Inc.	$350,000,000
Citigroup Global Markets Inc.	225,000,000
Morgan Stanley & Co. LLC	225,000,000
UBS Securities LLC	225,000,000
KKR Capital Markets LLC	112,500,000
Lazard Capital Markets LLC	112,500,000

Total	$1,250,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        The Issuer, the Parent Guarantor and the subsidiary guarantors have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other selling term of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates.

        The following table summarizes the discount and commissions to be received by the underwriters in connection with the sale of the notes, expressed as a percentage of the principal amount per note and in total:

Underwriter Discount or Commission
Per Note	1.50%

Total	$18,750,000

        The expenses of the offering, not including the underwriting discount and commission, are estimated at $600,000 and are payable by us.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

        We and guarantors have each agreed that we will not, for a period of 45 days after the date of this prospectus supplement, without first obtaining the prior written consent of each of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and UBS Securities LLC, directly or indirectly substantially similar to the notes, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into such debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

        In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Conflicts of Interest

        Because affiliates of KKR Capital Markets LLC own at least 10% of the Parent Guarantor's issued and outstanding common stock, a "conflict of interest" under FINRA Rule 5121 is deemed to exist. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Since KKR Capital Markets LLC is not primarily responsible for managing this offering, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. KKR Capital Markets LLC will not confirm sales to discretionary accounts without the prior written approval of the customer.

Other Relationships

        Affiliates of KKR Capital Markets LLC have provided financing commitments to the Issuer in connection with a term loan facility. Affiliates of KKR Capital Markets LLC are lenders under such term loan facility. Affiliates have KKR Capital Markets LLC have also provided financing commitments to our Titanium Dioxide Pigments venture under its term loan facility. Certain of the underwriters and their respective affiliates and Lazard Frères & Co. LLC, an affiliate of Lazard Capital Markets LLC, have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee in connection therewith.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the EEA

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

        (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

        (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

        (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

provided that no such offer of Securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Any person making or intending to make any offer of securities within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final offering of securities contemplated in this prospectus supplement.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

        This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Switzerland

        This document as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement does not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The notes are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. This document as well as any other material relating to the notes is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

 VALIDITY OF SECURITIES

        The validity of the notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others have an indirect interest in the Parent Guarantor's common stock, through limited partnerships who are investors in certain affiliates of KKR & Co. L.P. that hold shares of the Parent Guarantor's common stock. The validity of the notes offered hereby will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The consolidated financial statements, incorporated in this prospectus supplement by reference from the Company's Current Report on Form 8-K filed on September 18, 2012, and the related financial statement schedule, incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such reports (1) express an unqualified opinion on the consolidated financial statements and the related financial statement schedule and includes an explanatory paragraph regarding Rockwood Holdings, Inc. and Subsidiaries' adoption of FASB Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, and the retrospective adjustments for a change in the composition of reportable segments, the related allocation of goodwill and restructuring charges, and for the inclusion of certain guarantor information; and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

ROCKWOOD HOLDINGS, INC.

Guarantees of Debt Securities

ROCKWOOD SPECIALTIES GROUP, INC.

Debt Securities

        Rockwood Holdings, Inc. may offer and sell guarantees of debt securities issued by Rockwood Specialties Group, Inc. Rockwood Specialties Group, Inc. may offer and sell debt securities from time to time. If indicated in the relevant prospectus supplement, the debt securities issued by Rockwood Specialties Group, Inc. may, in addition to the guarantee of Rockwood Holdings, Inc., be fully and unconditionally guaranteed by a number of our directly or indirectly wholly-owned subsidiaries. Rockwood Specialties Group, Inc. is an indirect, wholly-owned subsidiary of Rockwood Holdings, Inc.

        We may offer and sell these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

        You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest any securities offered by this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "Commission," using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings or resales. Each time securities are offered, we will provide a supplement to this prospectus that contains specific information about the offering and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of our securities in any state where the offer is not permitted.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless we indicate otherwise or the context otherwise requires, any references to:

  •
  "we", "our", "us", the "Company" or "Rockwood" refer to Rockwood Holdings, Inc. and its consolidated subsidiaries;

  •
  the "Parent Guarantor" refer to Rockwood Holdings, Inc. and not to any of its subsidiaries; and

  •
  the "Issuer" refer to Rockwood Specialties Group, Inc., the issuer of the debt securities offered hereby and not to any of its subsidiaries.

 OUR COMPANY

        Rockwood is a global developer, manufacturer and marketer of high value added specialty chemicals and advanced materials used for industrial and commercial purposes. Rockwood is focused on lithium and lithium compounds, surface treatment chemicals, advanced ceramics, titanium dioxide pigments, iron-oxide pigments, timber treatment chemicals and clay-based additives.

        Our products consist primarily of inorganic chemicals and solutions and engineered materials. They are often customized to meet the complex needs of our customers and to enhance the value of their end products by improving performance, providing essential product attributes, lowering costs and/or making them more environmentally friendly. We generally compete in niche markets in a wide range of end-use markets, including metal treatment and general industry, chemicals and plastics, automotive, life sciences (including pharmaceutical and medical markets), construction, specialty coatings, electronics and telecommunications. No single end-use market accounted for more than 17% of our 2011 net sales.

        We have a number of growth product lines, such as lithium compounds for advanced batteries in our Lithium business, aerospace applications in our Surface Treatment business and ceramic medical device components in our Advanced Ceramics business, which are complemented by a diverse portfolio of businesses that historically have generated stable revenues. Our high margins, diverse customer and end-use market base, capital discipline and ongoing productivity improvements provide us with a platform to capitalize on market growth opportunities.

        We operate globally, manufacturing our products in 81 facilities in 23 countries and selling our products and providing our services to more than 60,000 customers, including some of the world's preeminent companies. We believe our products are generally critical to our customers' products' performance, but account for a small percentage of the total cost of their products. No single customer accounted for more than 2% of our 2011 net sales.

        We currently operate our business through the following five business segments: (1) Lithium; (2) Surface Treatment; (3) Performance Additives, which consists of Color Pigments and Services, Timber Treatment Chemicals and Clay-based Additives; (4) Titanium Dioxide Pigments; and (5) Advanced Ceramics. For financial information about each segment, see Note 3, "Segment Information," in the consolidated financial statements in the Parent Guarantor's quarterly report on Form 10-Q for the quarterly period ended June 30, 2012, which is incorporated by reference herein.

        Our principal executive offices are located at 100 Overlook Center, Princeton, New Jersey 08540. Our telephone number is (609) 514-0300. Our website address is www.rocksp.com. Information contained on our website is not a part of this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        The Parent Guarantor is currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:

  •
  the Parent Guarantor's Annual Report on Form 10-K for the year ended December 31, 2011 (including the portions of our Proxy Statement on Schedule 14A for our 2012 annual meeting of stockholders filed with the SEC on April 4, 2012 that are incorporated by reference therein), except with respect to Items 1, 6, 7 and 8 which have been superseded by the Parent Guarantor's Current Report on Form 8-K filed on September 18, 2012 that relate solely to (i) the presentation of segment specific disclosures on a basis consistent with our realigned segment reporting structure, (ii) the addition of certain guarantor information and (iii) the addition of consolidated statements of comprehensive income, and have no effect on our previously reported results of operations, financial condition, or cash flows;

  •
  the Parent Guarantor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, except to the extent superseded by the Parent Guarantor's Current Report on Form 8-K filed on September 18, 2012 with respect to the addition of certain guarantor information; and

  •
  the Parent Guarantor's Current Reports on Form 8-K filed on February 24, 2012, May 18, 2012, June 5, 2012 (two Form 8-K filings), June 11, 2012, August 27, 2012 and September 18, 2012.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K (including any Form 8-K itemized above) or in any future filings, including the related exhibits, or in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC, unless otherwise stated.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person to whom a prospectus is delivered, including any beneficial owner, upon request, a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings at no cost, by writing or calling us at:

Rockwood Holdings, Inc.
100 Overlook Center
Princeton, New Jersey 08540
Attention: Senior Vice President, Law & Administration

FORWARD-LOOKING STATEMENTS

        This document contains or incorporates by reference forward-looking statements. Forward-looking statements within the context of the Private Securities Litigation Reform Act of 1995 are not statements of historical fact and may involve a number of risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events and estimates of amounts not yet determinable. We have used the words "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "could," "may" and other words and terms of similar meaning, including references to assumptions, in this report to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, these factors include, among other things:

  •
  our ability to consummate the acquisition of Talison Lithium Limited, a company incorporated in Australia ("Talison"), on the proposed terms and contemplated schedule, and integrate Talison's business with our lithium business;

  •
  our business strategy;

  •
  changes in the general economic conditions in North America and Europe and in other locations in which we currently do business;

  •
  competitive pricing or product development activities affecting demand for our products;

  •
  technological changes affecting production of our materials;

  •
  fluctuations in interest rates, exchange rates and currency values;

  •
  availability and pricing of raw materials;

  •
  governmental and environmental regulations and changes in those regulations;

  •
  fluctuations in energy prices;

  •
  changes in the end-use markets in which our products are sold;

  •
  our ability to access capital markets;

  •
  hazards associated with chemicals manufacturing;

  •
  our high level of indebtedness;

  •
  risks associated with negotiating, consummating and integrating acquisitions;

  •
  risks associated with competition and the introduction of new competing products, especially in the Asia-Pacific region;

  •
  risks associated with international sales and operations; and

  •
  risks associated with information security.

        You should keep in mind that any forward-looking statements made by us in this prospectus, any prospectus supplement, free writing prospectus or in any document which we incorporate by reference, or elsewhere speak only as of the date on which we make them. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Although data regarding the specialty chemicals industry, our end-use markets, our market position and market share within our industry and our end-use markets are inherently imprecise, we believe such data are generally reliable. Industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third party sources. Similarly, while we believe internal company surveys and management estimates to be reliable, we have not verified them, nor have they been verified by any independent source. While we are not aware of any misstatements regarding any industry data presented herein, estimates, in particular as they relate to general expectations concerning the specialty chemicals industry, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the captions "Risk Factors" in the Parent Guarantor's most recent Annual Report on Form 10-K as updated by the Parent Guarantor's quarterly reports on Form 10-Q and certain other filings we make with the SEC which are incorporated herein by reference and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated in this prospectus as described above in "Incorporation of Certain Information by Reference."

 RISK FACTORS

        An investment in our securities involves risks. You should carefully consider each of the risks described in the prospectus supplement relating to any offering, the section entitled "Risk Factors" in the most recent annual report on Form 10-K of the Parent Guarantor, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus before deciding to purchase any securities.

USE OF PROCEEDS

        Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

							(Unaudited)
							Six Months Ended
	Years Ended December 31,
							June 30, 2011	June 30, 2012
	2007	2008		2009	2010	2011
Ratio of earnings to fixed charges	1.6	—	(a)	1.1	2.3	5.2	5.5	6.8

(a)
Earnings were insufficient to cover fixed charges by $670.0 million for the year ended December 31, 2008. Earnings for the year ended December 31, 2008 included a non-cash pre-tax goodwill impairment charge of $717.5 million.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The Issuer may issue debt securities from time to time in one or more series. Any series of debt securities offered by the Issuer will be offered together with the guarantees of the Parent Guarantor. Any such series of debt securities may also be guaranteed by each of the Issuer's existing and future domestic subsidiaries that is a guarantor or other obligor under the Issuer's credit facility. Any guarantee of debt securities will, unless otherwise provided in the applicable prospectus supplement, be full and unconditional.

        One or more series of the debt securities of the Issuer will be issued under a single indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of the Issuer, the Parent Guarantor and any of the Issuer's directly or indirectly owned subsidiaries that may guarantee the debt securities. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. The indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as the "indenture," and collectively with any other indentures, as the "indentures." Each supplemental indenture will be entered into among the Issuer, the Parent Guarantor and/or any of the Issuer's directly or indirectly owned subsidiaries that are guarantors of the debt securities, as the issuer(s) of the related guarantees, and the institution named in the prospectus supplement, as trustee.

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when the Issuer issues debt securities. The terms presented here, together with the terms in the applicable prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture between the Issuer, the Parent Guarantor and Wells Fargo Bank, National Association, as trustee under which the debt securities will be issued. We have filed the form of base indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        The Issuer may issue, from time to time, debt securities, in one or more series, that will consist of either the Issuer's senior debt, senior subordinated debt or subordinated debt. The Issuer shall refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General

        The indenture does not limit the amount of debt securities that the Issuer may issue. It provides that the Issuer may issue debt securities up to the principal amount that the Issuer may authorize and may be in any currency or currency unit that the Issuer may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of the Issuer's assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in the Issuer's operations, financial condition or transactions involving the Issuer.

        The Issuer may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount", or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that the Issuer issues will describe, among other things, the following terms of the offered debt securities:

  •
  the title of the series of debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which the Issuer will sell the debt securities;

  •
  any limit on the aggregate principal amount of the series of debt securities;

  •
  whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

  •
  whether securities issued by the Issuer will be entitled to the benefits of any guarantees and the form and terms of any guarantee;

  •
  the terms and conditions, if any, upon which the series of debt securities will be convertible into or exchangeable for other securities;

  •
  whether securities issued by the Issuer will be secured or unsecured, and if secured, what the collateral will consist of;

  •
  the maturity date(s);

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

  •
  the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

  •
  provisions related to redemption or early repayment of the debt securities of the Issuer's option;

  •
  the obligation of the Issuer, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  the authorized denominations;

  •
  the form of the debt securities and whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

  •
  any depositaries, interest rate calculation agents, bid solicitation agents, conversion or exchange agents, exchange rate calculation agents or other agents with respect to the debt securities;

  •
  any changes in the trustee for such debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

  •
  additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

  •
  the currency of denomination of the debt securities;

  •
  the designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  whether any underwriter(s) will act as market maker(s) for the debt securities;

  •
  the extent to which a secondary market for the debt securities is expected to develop;

  •
  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

  •
  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

  •
  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

Guarantees of Debt Securities

        The Parent Guarantor will, and each of the Issuer's existing and future domestic subsidiaries that is a guarantor or other obligor under the Issuer's credit facility may, guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

        The assets of the Parent Guarantor consist principally of the stock of its subsidiaries. Therefore, the rights of the Parent Guarantor and the rights of its creditors, including the holders of debt securities fully and unconditionally guaranteed by the Parent Guarantor and any of the Issuer's existing and future domestic subsidiaries, to participate in the assets of any subsidiary other than the Issuer upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary's creditors except to the extent that claims of the Parent Guarantor, and any other subsidiary of the Issuer that may be a guarantor of the debt securities, itself as a creditor of the subsidiary may be recognized.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of the Parent Guarantor's equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange rate and conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding the ability of the Issuer or the holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange rate; and

  •
  provisions affecting conversion or exchange in the event of the Issuer's redemption of the debt securities.

Consolidation, Merger or Sale

        The Issuer cannot consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of the Issuer's assets to, any person, and the Issuer cannot permit any other person to consolidate with or merge into the Issuer, unless (1) the Issuer will be the continuing entity or (2) the successor person to which the Issuer's assets are transferred is a corporation, trust, limited liability company, partnership or other entity organized under the laws of any domestic or foreign jurisdiction and it expressly assumes the Issuer's obligations under the debt securities and the indenture. In addition, the Issuer cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the person to whom the Issuer's assets are transferred has assumed the Issuer's obligations under the debt securities and the indenture, the Issuer shall be discharged from all of the Issuer's obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of the Issuer or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or sale, lease or transfer or other disposition of all or substantially all of the Issuer's assets.

        The applicable prospectus supplement will describe any modifications of this covenant.

Events of Default

        The term "Event of Default," when used in the indenture with respect to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, means any of the following:

  •
  failure to pay interest for 30 days after the date payment is due and payable;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, upon any repurchase, by declaration or otherwise;

  •
  failure to make sinking fund payments, if any, when due in respect of that series;

  •
  failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

  •
  certain events in bankruptcy, insolvency or reorganization relating to the Issuer; or

  •
  any other Event of Default provided in the applicable officers' certificate, resolution of the Issuer's board of directors or the supplemental indenture under which the Issuer issues a series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

        If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and interest on all of the debt securities of such series to be due and payable immediately. The Issuer refers you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

        If an Event of Default relating to certain events in the Issuer's bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against the Issuer. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against the Issuer under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

  •
  the holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee indemnity for expenses and liabilities that may be incurred by bringing the action satisfactory to the trustee;

  •
  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

        The Issuer will be required to file annually with the trustee a certificate, signed by one of the Issuer's officers, stating whether or not the officer knows of any default by the Issuer in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, the Issuer will be required to notify the trustee in writing upon the occurrence of any such default.

Transfer and Exchange

        Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the subheading "—Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office the Issuer maintains for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the Issuer or the trustee of the certificate to the new holder or the issuance by the Issuer or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        The Issuer anticipates that the depositary will follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        The Issuer understands, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that the Issuer, the trustee and the Issuer's respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        The Issuer will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. The Issuer, the trustee and any other agent of the Issuer or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        The Issuer expects that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. The Issuer also expects that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        The Issuer will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, the Issuer may at any time and in the Issuer's sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. The Issuer expects that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        The Issuer has obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy of this information.

Discharge, Defeasance and Covenant Defeasance

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, the Issuer may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). The Issuer will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, the Issuer has delivered to the trustee an opinion of counsel stating that the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, upon compliance with certain conditions:

  •
  the Issuer may omit to comply with the covenant described under the heading "Consolidation, Merger or Sale" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

    •
    depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

    •
    delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event the Issuer exercises the Issuer's option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, the Issuer shall remain liable for those payments.

Modification of the Indenture

        The indenture provides that the Issuer and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities and provide the terms and conditions for the release or substitution of the security;

  •
  evidence the assumption by a successor person of the Issuer's obligations;

  •
  make any change that would provide any additional rights or benefits to the holders of the debt securities or to surrender any right or power conferred upon the Issuer under the indenture;

  •
  provide for addition of collateral or guarantees for the benefit of debt securities of any series or add an additional guarantor or obligor under the indenture;

  •
  add any additional Events of Default;

  •
  make any change that does not adversely affect the holders' rights thereunder in any material respect;

  •
  cure any ambiguity or correct any inconsistency or defect in the indenture;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  provide for uncertificated securities in addition to or in place of certificated securities;

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

  •
  provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted;

  •
  eliminate any conflict between the terms of the indenture and the Trust Indenture Act;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

  •
  conform any provision of the indenture, the securities of any series or any related guarantees or security documents to the description of such securities contained in the applicable prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents.

        The indenture also provides that the Issuer and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. The Issuer and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive the Issuer's compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Issuer or any successor corporation in their capacity as such shall have any individual liability for any of the Issuer's obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Issuer's Relationship with the Trustee

        From time to time, the Issuer and its subsidiaries may maintain ordinary banking and credit relationships with Wells Fargo Bank, National Association.

PLAN OF DISTRIBUTION

        We may offer and sell the securities to which this prospectus relates in any one or more of the following ways:

  •
  directly to purchasers;

  •
  to or through underwriters;

  •
  to or through dealers; or

  •
  to or through agents.

        Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

        If underwriters are used in the offer and sale of the securities being offered by this prospectus, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be included in the prospectus supplement relating to the offering. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If a dealer is used in the sale of the securities being offered by this prospectus, the issuer(s) of the securities will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the prospectus supplement.

        If an agent is used in an offering of securities being offered by this prospectus, the agent will be named and the terms of the agency will be described in the prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the issuer(s) of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        In addition, the securities offered by this prospectus and an accompanying prospectus supplement may be offered and sold by the holders of the securities in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon a sale of securities made in this manner, the respective holders of the securities and any participating broker, dealer or underwriter may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions, discounts or concessions upon the sale, or any profit on the resale of the securities, received in connection with the sale may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the securities, may be less than or in excess of customary commissions.

        Some of the underwriters, dealers or agents we may use in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If underwriters create a short position in the securities in connection with the offering of the securities (i.e., if they sell more securities than are included on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the prospectus supplement.

        The representatives of the underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering of the securities.

        In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these types of purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

        Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange (including the NYSE (where Rockwood Holdings, Inc.'s common stock is listed)), or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

        Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

 LEGAL MATTERS

        The validity of the debt securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others have an indirect interest in the Parent Guarantor's common stock, through limited partnerships who are investors in certain affiliates of KKR & Co. L.P. that hold shares of the Parent Guarantor's common stock.

EXPERTS

        The consolidated financial statements, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K filed on September 18, 2012, and the related financial statement schedule, incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such reports (1) express an unqualified opinion on the consolidated financial statements and the related financial statement schedule and includes an explanatory paragraph regarding Rockwood Holdings, Inc. and Subsidiaries' adoption of FASB Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, and the retrospective adjustments for a change in the composition of reportable segments, the related allocation of goodwill and restructuring charges, and for the inclusion of certain guarantor information; and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$1,250,000,000

Rockwood Specialties Group, Inc.

4.625% Senior Notes due 2020

PROSPECTUS SUPPLEMENT

September 20, 2012

Deutsche Bank Securities
Citigroup
Morgan Stanley
UBS Investment Bank

KKR
Lazard Capital Markets